EXHIBIT 2

General Electric Capital Corporation
901 Main Avenue
Norwalk, Connecticut 06851

July 15, 2015

BRE Imagination Holdco LLC
c/o The Blackstone Group
345 Park Avenue, 42nd Floor
New York, New York 10154
Attention: William Stein and Judy Turchin

Re: Letter Agreement (“Letter Agreement”) detailing certain amendments to the Purchase and Sale Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Purchase and Sale Agreement, dated as of April 10, 2015 (the “Purchase Agreement”), by and among General Electric Capital Corporation, a Delaware corporation (“Seller”, and, in its capacity as the Seller Representative under the Purchase Agreement, the “Seller Representative”), on the one hand, and BRE Imagination Holdco LLC, a Delaware limited liability company, BRE Imagination Germany I LLC, a Delaware limited liability company, and BRE Imagination Germany IILLC, a Delaware limited liability company (collectively, “Purchaser”), on the other hand. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Purchase Agreement.

A.	Certain Equity Assets. The last sentence of Section 1.2(b)(ii) of the Purchase Agreement shall be amended and restated in its entirety as follows:

“Notwithstanding the foregoing, in no event shall the Unadjusted Purchase Prices set forth on Schedule 1 or Schedule 3,as applicable, for the following assets be adjusted pursuant to Section 1.2or Section 1.4 of this Agreement (and the applicable Unadjusted Purchase Prices set forth on Schedule 1 or Schedule 3, as applicable, shall be included for such assets in the Estimated Initial Equity Purchase Price or the Estimated Initial Deferred Purchase Price, as applicable, without any such further adjustment):

(A)the Purchased Interests on Schedule 1 with respect to the Purchased Entity known as “Martinez Cogen Limited Partnership”;

(B) the Purchased Interests on Schedule 3 with respect to the Purchased Entities known as “Artemis Zweite Grundstücksver-waltungsgesellschaft mbH & Co. Beteiligungs KG”, “Artemis Vierte Grundstücksver-waltungsgesellschaft mbH & Co. Beteiligungs KG”, “Artemis Grundstücksver-waltungsgesellschaft mbH & Co. Beteiligungs KG”, “Artemis Dritte Grundstücksver-waltungsgesellschaft mbH & Co. Beteiligungs KG”, and “Artemis Grundstücksver-waltungsgesellschaft mbH”;

(C) the Purchased Interests on Schedule 3 with respect to the Purchased Entity known as “Petrarca Fondo Comune di Investimento di Tipo Chiuso”; and

(D) the Purchased Interests on Schedule 1 with respect to the Purchased Entity known as “Kimex Retail Land and Development Fund I, LP” (the “Kimco Interest”) (except that, solely with respect to the Equity Asset described in this clause (D), the applicable Unadjusted Purchase Price set forth on Schedule 1 with respect to such Equity Asset shall be (x) increased (on a dollar-for-dollar basis) at the applicable Closing by an amount equal to any capital contributions made by any Seller Party or Affiliate thereof to such Purchased Entity from March 31, 2015 through the applicable Closing Date, and (y) decreased (on a dollar-for-dollar basis) at the applicable Closing by an amount equal to any distribution received by any Seller Party or Affiliate thereof from such Purchased Entity from March 31, 2015 through the applicable Closing Date.”

B.	Petrarca. With respect to the Option Purchased Entity known as “Petrarca Fondo Comune di Investimento di Tipe Chiuso”, the reference on Schedule 3 of the Purchase Agreement in the column labeled “Option Unadjusted Asset Purchase Price Amount (EUR)” to “22,400,000” shall be deleted and replaced with EUR “500,000”.

C.	Belgium and Switzerland. The Parties acknowledge and agree that as of the Initial Equity Closing Date, the Properties situated in Belgium and Switzerland shall constitute Deferred Assets for purposes of this Agreement.

D.	Acquisition of Mexican SOFOM. The Seller Parties and the Purchaser Parties agree as follows:

	a.	The Purchaser Parties shall acquire the Interests in CRE Administradora de Cartera, S.A. de C.V., SOFOM, ENR (the “SOFOM” and the Interests therein, the “Purchased SOFOM Interests”). The SOFOM shall be treated as a “Purchased Entity” for all purposes of the Purchase Agreement and Purchased SOFOM Interests shall be treated as “Purchased Interests” for all purposes of the Purchase Agreement. Schedules 1, 3.9(a), 3.9(b),3.9(c) and 5.1(i)(E) to the Purchase Agreement shall be amended to add as additional information relating to the SOFOM and the Purchased SOFOM Interests, as set forth on Schedule B attached hereto, in each case, as if such information had been included on the applicable schedule as of the date of the Purchase Agreement.

	b.	The Purchaser Parties shall acquire the Purchased SOFOM Interests in lieu of purchasing the Purchased Commercial Loans set forth on Schedule C (the “SOFOM Loans”) attached hereto and the Unadjusted Purchase Price payable to the Seller Parties with respect to the Purchased SOFOM Interests shall be the amount of the aggregate amount of the Unadjusted Purchase Prices for the SOFOM Loans (which aggregate Unadjusted Purchase Price shall constitute the Unadjusted Purchase Price for the Purchased SOFOM Interests and shall be adjusted in accordance with Section 1.2 and Section 1.4 of the Purchase Agreement).

	c.	The acquisition of the SOFOM Interests (the “SOFOM Acquisition”) shall happen prior to the Transfer (by way of factoring) of the Purchased Commercial Loans set forth on Schedule C-2 (the “Non-SOFOM MX Loans”), which Non-SOFOM MX Loans, subject to the conditions set forth in the Purchase Agreement, shall be transferred from the Seller Parties to the SOFOM following the SOFOM Acquisition.

E.	Acquisition of OC Slovakia s.r.o. The Seller Parties and the Purchaser Parties agree as follows:

	a.	The Purchaser Parties shall acquire the Interests in OC Slovakia s.r.o. (the “Slovakian SPV” and the Interests therein, the “Slovakian Interests”). The Slovakian SPV shall be treated as a “Purchased Entity” for all purposes of the Purchase Agreement and Slovakian Interests shall be treated as “Purchased Interests” for all purposes of the Purchase Agreement. Schedules 1, 3.9(a), 3.9(b) and 3.9(c) to the Purchase Agreement shall be amended to add as additional information relating to the Slovakian SPV and the Slovakian Interests, as set forth on Schedule B attached hereto, in each case, as if such information had been included on the applicable schedule as of the date of the Purchase Agreement.

	b.	The Purchaser Parties shall acquire the Slovakian Interests in lieu of purchasing the Properties described as Euromax – Nitra, Euromax – Poprad, Euromax – Trencin and Euromax - Trnava on Schedule 2 of the Purchase Agreement (the “Slovakian Properties”), and, notwithstanding anything to the contrary in the Purchase Agreement, the Unadjusted Purchase Price payable to the Seller Parties with respect to the Slovakian Interests shall be the amount of €1.

	c.	Notwithstanding Section 1.4(a)(iv)(C)(1) of the Purchase Agreement or anything else to the contrary therein, the Seller Parties and Purchaser Parties agree that the intracompany receivables with respect to the Slovakia SPV (the “Slovakian Intracompany Receivables”) shall not be settled at or prior to Closing and shall instead be Transferred (by way of assignment of the applicable loan documentation) to the Purchaser Parties (and such Transfer of the Slovakian Intracompany Receivables and related loan documentation shall constitute an asset Transfer for purposes of the Purchase Agreement, including that (i) the applicable Purchaser Party acquiring such Slovakian Intracompany Receivables and related loan documentation shall be deemed to have made the representations and warranties set forth in Article IV of the Purchase Agreement with respect to the acquisition of such assets and (ii) the applicable Seller Party Transferring such Slovakian Intracompany Receivables and related loan documentation shall be deemed to have made the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.19 and 3.22 of the Purchase Agreement with respect to the Transfer of such assets). The aggregate purchase price for the Slovakian Intracompany Receivables shall be equal to the aggregate amount of the Unadjusted Purchase Prices for the Slovakian Properties (which aggregate Unadjusted Purchase Prices shall be adjusted in accordance with Section 1.2 and Section 1.4 of the Purchase Agreement)

	d.	The Parties acknowledge and agree that, for U.S. federal income Tax purposes (and, where applicable, state, local, and foreign Tax purposes): (i) the applicable Purchaser Party of the Slovakian Intracompany Receivables shall be treated as purchasing, and GE Capital Eireann Funding I shall be treated as selling, all rights, interest and obligations of GE Capital Eireann Funding I under that certain Revolving Credit Agreement, dated December 27, 2013 for an amount equal to €58,345,562; and (ii) the Transfer of the Purchaser Interests in Slovakia SPV shall be treated as a transaction governed by Rev. Rul. 99-6, whereby each of GE Capital Investment Holding B.V. and GE Real Estate Czech Republic s.r.o. are treated as selling interests in Slovakia SPV for €1 and the applicable Purchaser Party acquiring the Purchased Interests in Slovakia SPV is treated as acquiring the assets of Slovakia SPV from each of GE Capital Investment Holding B.V. and GE Real Estate Czech Republic s.r.o.

F.	Acquisition of GE Real Estate Developments Limited. The Seller Parties and the Purchaser Parties agree as follows:

	a.	The Purchaser Parties shall acquire the Interests in GE Real Estate Developments Limited (the “GERED” and the Interests therein, the “GERED Interests”). The GERED shall be treated as a “Purchased Entity” for all purposes of the Purchase Agreement and the GERED Interests shall be treated as “Purchased Interests” for all purposes of the Purchase Agreement. Schedules 1, 3.9(a), 3.9(b) and 3.9(c) to the Purchase Agreement shall be amended to add as additional information relating to the GERED and the GERED Interests, as set forth on Schedule B attached hereto, in each case, as if such information had been included on the applicable schedule as of the date of the Purchase Agreement.

	b.	The Purchaser Parties shall acquire the GERED Interests in lieu of purchasing the Property described as REUK London EC4 98 Fetter Lane & 12 Norwich Street on Schedule 2 of the Purchase Agreement (the “Fetter Lane Property”). The Unadjusted Purchase Prices payable to the Seller Parties with respect to the GERED Interests, respectively, shall be the amount of the aggregate amount of the Unadjusted Purchase Price for the Fetter Lane Property (which aggregate Unadjusted Purchase Price shall constitute the Unadjusted Purchase Price for the GERED Interests and shall be adjusted in accordance with Section 1.2 and Section 1.4 of the Purchase Agreement). For the avoidance of doubt, the Property described as REUK Croydon 57 Croydon Road (Paynes Poppets) on Schedule 2 of the Purchase Agreement shall be Transferred to the Purchaser Parties prior to the acquisition of the GERED Interests by the Purchaser Parties.

G.	Acquisition of Soldeva Grupo de Inversiones. The Seller Parties and the Purchaser Parties agree as follows:

	a.	The Purchaser Parties shall acquire the Interests in Soldeva Grupo de Inversiones 2006, S.L. (“Soldeva” and the Interests therein, the “Soldeva Interests”). Soldeva shall be treated as a “Purchased Entity” for all purposes of the Purchase Agreement and the Soldeva Interests shall be treated as “Purchased Interests” for all purposes of the Purchase Agreement. Schedules 1, 3.9(a), 3.9(b) and 3.9(c) to the Purchase Agreement shall be amended to add as additional information relating to Soldeva and the Soldeva Interests, as set forth on Schedule B attached hereto, in each case, as if such information had been included on the applicable schedule as of the date of the Purchase Agreement.

	b.	The Purchaser Parties shall acquire the Soldeva Interests in lieu of purchasing the Property described as “Cortefiel-Aranjuez, Sector XI (78064001); Paseo del Deleite, s/n, Aranjuez, ESP” on Schedule 2 of the Purchase Agreement (the “Soldeva Property”). The Unadjusted Purchase Prices payable to the Seller Parties with respect to the Soldeva Interests, respectively, shall be the amount of the amount of the Unadjusted Purchase Price for the Soldeva Property (which Unadjusted Purchase Price shall constitute the Unadjusted Purchase Price for the Soldeva Interests and shall be adjusted in accordance with Section 1.2 and Section 1.4 of the Purchase Agreement).

	c.	In addition, the Parties acknowledge and agree that Soldeva is currently the plaintiff/claimant in an Action known as “Juicio ordinario 984/2013, First Instance Court n.92 of Madrid” pursuant to which Soldeva has claimed damages from is Lloyd’s Syndicate 4472 (the “Soldeva Proceeding”). The Parties hereby agree that, notwithstanding the Transfer of the Soldeva Interests to applicable Purchaser Party, all right, title and interest relating to the Soldeva Proceeding (and any costs of any kind or proceeding relating thereto) shall be retained by the Seller Parties. In furtherance of the foregoing, within five (5) Business Days following the applicable Closing Date with respect to the Transfer of the Soldeva Interests, Soldeva shall send a written notice to both the court representative (procurador) with respect to the Soldeva Proceeding and the applicable counsel representing Soldeva in connection with the Soldeva Proceeding to inform such Persons of the matters described in this paragraph G.c. For so long as the Soldeva Proceeding remains outstanding, the Seller Parties shall have the full right to determine, in their sole and absolute discretion, all actions to be taken in connection with the Soldeva Proceeding, including, without limitation, litigating, settling, waiving, compromising, appealing, challenging and/or enforcing the claim or parts of the claims related to the Soldeva Proceeding. In addition, in the event that any amounts become payable to Soldeva in connection with the Soldeva Proceeding (whether by judgment, settlement or otherwise), all such amounts (net of any taxes, charges or fees due in connection with the collection thereof) shall be paid to the applicable Seller Party as soon as reasonably practicable and in any event within fourteen days of receipt by Soldeva of such amounts (without deduction). For purposes of clarity, the Seller Parties shall bear all proper costs of any kind arising out of or in connection with the Soldeva Proceeding.

H.	Section 5.5(a). The third sentence of Section 5.5(a) of the Purchase Agreement shall be amended and restated in its entirety as follows:

“Except to the extent provided for in Section 5.5(b), Transfer Taxes arising as a result of the Transactions shall be for the account of the Seller Parties, other than Transfer Taxes (if any) arising as a result of the Transactions set forth in Schedule 5.5(a); provided, however, that the Purchaser Parties shall bear EUR 5,000,000 of Transfer Taxes relating to the transfer of French-situated Equity Entities or Properties otherwise to be borne by the Seller Parties under this Section 5.5, which amount shall be in addition to the amount of any Transfer Taxes which may be due on the Transactions set forth on Schedule 5.5(a).”

I.	Section 5.5(c). The following shall be added to the Purchase Agreement as new Section 5.5(c) of the Purchase Agreement immediately following Section 5.5(b) of the Purchase Agreement:

“In respect of European situated Equity Entities or Properties, any Transfer Taxes for the account of, or borne by, the Seller Parties pursuant to this Section 5.5 shall be paid, (i) by a Seller Party directly to the relevant Tax Authority so far as permitted by applicable Laws, or (ii) where Transfer Taxes are required to be paid to the relevant Tax Authority by a notary pursuant to applicable Laws, by the concerned Purchaser Party to such notary as part of the Unadjusted Purchase Price to the extent such Transfer Taxes are non-recoverable, or (iii) otherwise shall be paid to a Purchaser Party for payment by such Purchaser Party to the relevant Tax Authority. Any Transfer Taxes for the account of, or borne by, the Purchaser Parties pursuant to this Section 5.5 (except for any Transfer Taxes to be borne by the Purchaser Parties pursuant to Section 5.5(a) in respect of the transfer of French-situated Equity Entities or Properties) shall be paid, (x) by a Purchaser Party directly to the relevant Tax Authority so far as permitted by applicable Laws, in which case the Unadjusted Purchase Price shall not be reduced by such Transfer Taxes, or (y) otherwise shall be paid to a Seller Party for Payment by such Seller Party to the relevant Tax Authority. Where a payment is required between Parties pursuant to this Section 5.5(c), the Parties agree to use their respective Commercially Reasonable Efforts to ensure that payments are made between the Seller Party actually selling the relevant Purchased Interest, Transferred Property or Purchased Commercial Loan and the Purchaser Party actually purchasing such relevant Purchased Interest, Transferred Property or Purchased Commercial Loan by way of an adjustment to the Unadjusted Purchase Price.”

J.	Section 5.6(d). For the avoidance of doubt, the term “refund”, as used in Section 5.6(d) of the Purchase Agreement, shall include refundable tax credits, such as the IRES credit, but only to the extent the Purchaser Parties or the Seller Parties actually receive cash with respect to refundable tax credits (or a refundable tax credit offsets actual tax payable).

K.	Section 5.6(c). Section 5.6(c) of the Purchase Agreement shall be amended and restated in its entirety as follows:

“The Seller Parties shall prepare all Tax Returns of the Purchased Entities and any Subsidiaries thereof for periods ending on or prior to the applicable Closing Date (“Pre-Closing Tax Periods”). All such Tax Returns shall be prepared consistent with the past practices of the Seller Parties unless otherwise required by applicable law. Regarding any such Tax Returns prepared after the Closing Date (except for (x) any Tax Returns to be filed with a Tax Authority in Mexico with respect to income (the “Mexico Tax Returns”), and (y) any Tax Returns related to value added Taxes (the “VAT Tax Returns”)), the Seller Parties shall deliver, or cause to be delivered, to the Purchaser Parties a draft of each such Tax Return (on a stand-alone pro forma basis) at least thirty (30) days before the due date for filing, including any applicable extensions (unless the applicable due date is less than sixty (60) days after the Closing Date, in which case the Seller Parties shall deliver, or cause to be delivered, to the Purchaser Parties such draft Tax Returns within a reasonable time prior to filing). The Purchaser Parties shall have fifteen (15) days from the receipt thereof to provide the Seller Parties with any comments or proposed adjustments to such draft Tax Returns for the Pre-Closing Tax Periods, and any such comments or proposed adjustments shall be considered by the Seller Parties in good faith. Regarding any such Mexico Tax Returns or VAT Tax Returns prepared after the Closing Date, the Seller Parties shall deliver, or cause to be delivered, to the Purchaser Parties a draft of each such Mexico Tax Return or VAT Tax Return (on a stand-alone pro forma basis) at least five (5) Business Days before the due date for filing, including any applicable extensions (unless the applicable due date is less than five (5) Business Days after the Closing Date, in which case the Seller Parties shall deliver, or cause to be delivered, to the Purchasing Parties such draft Mexico Tax Returns or VAT Tax Returns within a reasonable time prior to filing). The Purchaser Parties shall have three (3) Business Days from the receipt thereof to provide the Seller Parties with any comments or proposed adjustments to such draft Mexico Tax Returns or VAT Tax Returns for the Pre-Closing Tax Periods, and any such comments or proposed adjustments shall be considered by the Seller Parties in good faith. The Seller Parties shall timely file, or cause to be timely filed, such Tax Returns (including Mexico Tax Returns and VAT Tax Returns) for the Pre-Closing Tax Periods and timely pay, or cause to be timely paid, all Taxes shown as due thereon.”

L.	Section 5.8(a). Section 5.8(a) of the Purchase Agreement shall be amended and restated in its entirety as follows:

“Except (i) as otherwise provided in this Section 5.8(a), (ii) as set forth on Schedule 5.1(i)(E), or (iii) pursuant to an Alternative Transaction undertaken in accordance with Section 1.5 (specifically including any requirements for consent set forth therein), no election pursuant to Section 338(g) of the Code (or any corresponding provision of state, local, or foreign Tax Law) shall be made with respect to the Transactions contemplated by this Agreement without the prior written consent of the applicable Purchaser Parties and applicable Seller Parties. Any request by any Party to make such election shall be given good faith consideration by the other Party. Notwithstanding anything to the contrary in this Section 5.8(a), the applicable Purchaser Parties shall make a valid and timely election under Section 338(g) of the Code for SOFOM and shall not assign any rights or obligations under this Agreement in such a manner that could reasonably be expected to prevent such election from being valid, effective or timely. Any state or local Transfer Taxes that arise as a result of any election under Section 338(g) of the Code with respect to the Transactions contemplated hereunder shall be governed by Section 5.5 hereof.”

M.	Commercial Backlog Assets. The second sentence of Section 5.23 of the Purchase Agreement shall be amended and restated in its entirety as follows:

“In the event that the Seller Parties elect to fund or sell any Commercial Loan Backlog prior to an applicable Closing (each a “Backlog Asset”), the Purchaser Parties shall have the right, but not the obligation, to acquire such Backlog Asset in accordance with the terms of this Agreement.”

N.

Exercise of Option. The Parties acknowledge and agree that the requirement in Section 6.1 of the Purchase Agreement that the Option be exercised with respect to “all (but not less than all)” was not intended to (a) restrict the sale, disposition or Transfer of the Property listed as “Artemis - Leipzig (LEP)” on Schedule 3 (the “Leipzig Property”), or (b) eliminate the ability of the Seller Parties to exercise the Option in the event of the sale, disposition or Transfer of the Leipzig Property. As such, for purposes of clarity, Section 6.1 of the Purchase Agreement shall be amended to add the following sentence as the final sentence of Section 6.1 of the Purchase Agreement:

“Notwithstanding anything to the contrary contained herein, the sale, disposition or Transfer of the Property listed as “Artemis - Leipzig (LEP)” on Schedule 3 (the “Leipzig Property”) shall not prevent any right of Seller to exercise the Option in accordance with the terms of this Section 6.1 and the Option shall remain exercisable during the Option Period following the sale, disposition or other Transfer of any of the Leipzig Property.”

O.	Deferred Assets.

	a.	A new Section 7.1(a)(iii) is hereby added to the Purchase Agreement as follows:

“In the event at any applicable Closing of a Purchased Interest with Underlying Properties located in the United States, a Purchased Entity owns an Excluded Asset and one or more other Underlying Properties, then, in such case, the applicable Purchased Interest shall be deemed a Deferred Asset until the earlier of (1) such time as the Purchased Entity no longer owns the Excluded Asset, or (2) the Seller Parties and the Purchaser Parties have agreed to an alternative manner of Transferring the Purchased Interests or Underlying Properties that are not Excluded Assets to the applicable Purchaser Parties (subject to any required consent of the Operating Partner) (the “Alternative Purchased Interest Structure”).”

	b.	A new Section 7.1(b)(iii) is hereby added to the Purchase Agreement as follows:

“With respect to any Purchased Entity that owns Underlying Property located in the United States, in the event an Alternative Purchased Interest Structure is agreed to prior to the Closing Notice Date or the Seller Parties have notified the Purchaser Parties in writing on the Closing Notice Date that a Purchased Interest in a Purchased Entity can be Transferred and such Purchased Entity does not own any Excluded Assets, the applicable Deferral Condition shall be deemed satisfied. In the event the applicable Excluded Assets have not been Transferred from the applicable Purchased Entity on or prior to the Closing Notice Date or an Alternative Purchased Interest Structure has not been agreed to, but the applicable Excluded Assets have been transferred from the applicable Purchased Entity prior to the Closing Date to which the Closing Notice Date relates or an Alternative Purchased Interest Structure has been agreed to, the Purchaser Parties shall have the option to, but will not be required to, close the Transfer of the applicable Purchased Interest on such Closing Date. If the Purchaser Parties do not elect to close the Transfer on such Closing Date, subject to the terms and conditions of this Agreement, the Closing with respect to such Purchased Interest shall be deferred until the next occurring Deferred Closing Date. With respect to any such deferred Purchased Interest with respect to which an Operating Partner has executed a consent, the Buy-Sell Discussion Period shall be delayed and in the event a Closing with respect to such Purchased Interest has not occurred or an Alternative Purchased Interest Structure is not agreed to on or before October 31, 2015 (except to the extent that the applicable Operating Partner is in breach or default of its obligations under the applicable consent related to the Transactions, in which case, the applicable date shall be the date of such breach or default), the Buy-Sell Discussion Period shall begin on October 31, 2015 and the provisions of Section 7.1(c) shall be applicable (except to the extent that the applicable Operating Partner is in breach or default of its obligations under the applicable consent related to the Transactions, in which case, the applicable date shall be the date of such breach or default).”

d.	Section 2.3(f)(i) of the Purchase Agreement shall be amended and restated as follows:

“Upon receipt of the notice described in Section 2.3(c), the Seller Parties shall have the right, by the date that is ten (10) Business Days after receipt of notice of such Title Objection (or no later than five (5) Business Days prior to the applicable Closing Date, unless the applicable notice of such Title Objection is provided within five (5) Business Days of the applicable Closing Date) or such other date as expressly provided herein, by written notice to the Purchaser Parties with respect to each Property affected by any such Material Title Exceptions, to elect to cure such Material Title Exception in accordance with Section 2.3(h). If the Seller Parties (x) do not elect to cure any Material Title Exception, or (y) in the event the Seller Parties have elected to cure any Material Title Exception and fail to cure in accordance with Section 2.3(h) by the applicable Closing Date, the Purchaser Parties shall have the election to either (A) terminate this Agreement with respect to such Purchased Commercial Loan, Transferred Property, Purchased Entity (if such Purchased Entity owns Underlying Property located outside of the United States) or Underlying Property (if such Underlying Property is located in the United States), in which case such Purchased Commercial Loan, Transferred Property, Purchased Entity or Underlying Property shall be deemed an Excluded Asset, or (B) proceed to Closing with respect to the affected Transferred Property, Purchased Commercial Loan or Purchased Interest; provided, however, that, in the event that the Seller Parties have elected to cure any such Material Title Exception, then the Purchaser Parties shall not be entitled to terminate this Agreement with respect the applicable Purchased Commercial Loan, Transferred Property or Purchased Interests for so long as the Seller Parties shall be using their Commercially Reasonable Efforts to cure such Material Title Exception or any Debt Removal Exception.”

e.	Section 1.1(d) of the Purchase Agreement is hereby amended by adding the words “Underlying Property,” after the words “Transferred Property,” in the first line thereof.

P.	Specific Venture Buy-Sells. The Seller Parties and the Purchaser Parties agree as follows:

a.

for the Purchased Interests listed on Schedule 1 of the Purchase Agreement with respect to the Purchased Entities known as “CCS FUNDING, LLC”, the reference to “May 31, 2015” in Section 7.2(c)(i) of the Purchase Agreement shall be changed to “June 30, 2015 (except to the extent that an agreement (the “CCS Funding Transfer Agreement”) with respect to the sale or Transfer of the interests in the CCS Funding, LLC joint venture to the Operating Partner thereof has been executed on or prior to June 30, 2015, in which case, the applicable Buy-Sell Discussion Period shall commence on the earlier of (i) August 31, 2015, and (ii) the date that is fifteen (15) days following the termination or expiration of the CCS Funding Transfer Agreement).” For the avoidance of doubt, and notwithstanding anything to the contrary contained in the Purchase Agreement, (x) the Purchaser Parties shall not have any obligation to acquire the Properties held by the CCS Funding, LLC joint venture or any Purchased Interest in such joint venture unless either (A) the Autumn Creek Property is included in such sale or (B) the Autumn Creek Property has been sold and any excess proceeds thereof delivered to the Purchaser Parties in accordance with the Sale Consent, (y) subject to clause (x), if the Seller Parties have the right to take control of the CCS Funding, LLC joint venture as of August 31, 2015, the Properties owned directly or indirectly by the CCS Funding, LLC (or otherwise distributed to the Seller Parties) shall be deemed Transferred Properties and the Seller Parties shall cause the Transfer such Transferred Properties to the Purchaser Parties on the next applicable Deferred Closing Date (or such later Deferred Closing Date on which all consents have been received for the Seller Parties to Transfer such Properties to the Purchaser Parties), and (z) if the Seller Parties do not have the right to take control of the CCS Funding, LLC and CCS Funding, LLC has either sold the Autumn Creek Property and delivered proceeds thereof to the Purchaser Parties pursuant to the consent executed by Seller Parties and Purchaser Parties as of the date hereof (the “Sale Consent”) or the Autumn Creek Property is still owned by the CCS Funding, LLC joint venture.

	b.	in the event the Seller Parties and the Purchaser Parties enter into a consent with the partner in JPI Lifestyle Apartment Communities, L.P. (the “JPI JV”) pursuant to the terms of which the Seller Parties and the partner in the JPI JV agree to Transfer the Underlying Properties in the JPI JV in fee, such Underlying Properties shall be considered Transferred Properties for all purposes under the Purchase Agreement, excluding the provisions of Article III and Section 5.1 thereof. In connection with the foregoing, if, the consent of the ground lessor with respect to the Underlying Property known as Jefferson at Inigo Crossing (the “Inigo Property”) is not obtained and pursuant to any consent signed with respect to the JPI JV, the JPI JV transfers to the Purchaser Parties the interests the JPI JV holds in the Equity Entity that holds a real estate interest in the Inigo Property, such Underlying Property shall remain an Underlying Property and the interests in the Equity Entity that holds a real estate interest in such Underlying Property shall be considered Purchased Interests for all purposes under this Agreement, excluding the provisions of Article III and Section 5.1 hereof.

	c.	the reference to “May 31, 2015” in Section 7.2(c)(i) of the Purchase Agreement shall be changed to “July 16, 2015”.

Q.	Italian SGR Closing. The following shall be added to the Purchase Agreement as new Section 7.4 of the Purchase Agreement immediately following Section 7.3 of the Purchase Agreement:

“7.4 Italian SGR. The Parties acknowledge and agree that (a) the Purchaser Parties intend, pursuant to Section 12.9 hereof, to designate as a Purchaser Party Designee of those certain Properties listed as Rome – via Veneziani A B C D and Medici – Milan – via Cardano on Schedule 2 (collectively, the “Italian SGR Assets”) a newly formed real estate fund (the “New Fund”) that will be created and managed by an Italian regulated asset management company (società di gestione del risparimio) (the “SGR”),approved and duly enrolled with the register kept by the Bank of Italy, and (b) the New Fund will not be established and be fully operational before the Initial Equity Closing Date. The Seller Parties and the Purchaser Parties hereby agree that (i) the Purchaser Parties hereby waive (x) all rights to designate the Italian SGR Assets as “Designated Equity Assets” under this Agreement, (y) other than with respect to any Material Title Exception caused by the Seller Parties or their Affiliates after July 14, 2015, all rights and remedies under Section 2.4 with respect to the Italian SGR Assets, and (z)all rights and remedies related to the termination of the Agreement with respect to the Italian SGR Assets under Section 2.3 as a result of any Material Title Exception; (ii) the Purchaser Parties hereby waive as of the Initial Equity Closing Date each of the conditions under Section 9.4(a) with respect to the Italian SGR Assets and in no event shall the Purchaser Parties be entitled to delay the Deferred Closing on the Italian SGR Assets as a result of the failure of such condition to be satisfied; (iii) as of the Initial Equity Closing Date, the Italian SGR Assets shall constitute Deferred Assets for purposes of this Agreement; and (iv) as of each Deferred Closing Date occurring after the Initial Equity Closing Date, the Italian SGR Assets shall continue to constitute Deferred Assets unless the Purchaser Parties shall have previously provided notice to the Seller Parties that the New Fund has been established and is fully operational, provided, however, that, notwithstanding anything to the contrary in this Agreement, the Deferred Closing with respect to the Italian SGR Assets shall occur no later than September 30, 2015 (regardless of whether the New Fund and SGR have been established and has become fully operational and regardless of whether a Deferred Closing is otherwise scheduled for September 30, 2015), which date may be extended to October 31, 2015 in the Seller Parties’ sole discretion.”

R.	Italian Retail Closing. The following shall be added to the Purchase Agreement as new Section 7.4 of the Purchase Agreement immediately following Section 7.3 of the Purchase Agreement:

“7.5 Italian Retail. The Seller Parties have requested that, in lieu of the Purchaser Parties purchasing the Purchased Interests described as Gran Commercio Srl on Schedule 1 of the Purchase Agreement, the Purchaser Parties instead acquire the Interests in GE Real Estate Italia Retail S.r.l (“GE Italia” and the Interests therein, the “GE Italia Interests”) on August 5, 2015 (the “Italian Retail Closing Date”). The Seller Parties shall provide all Diligence Materials in respect of GE Italia as reasonably requested by the Purchaser Parties, and the Purchaser Parties shall perform due diligence on GE Italia. If such diligence is completed to the satisfaction of the Purchaser Parties (in their sole and absolute discretion) prior to the Italian Closing Date, then the Parties agree that the Purchaser Parties shall acquire the GE Italia Interests on the Italian Closing Date and the Parties shall enter into any agreements (including any side letters or amendments to the Purchase Agreement) required to memorialize such purchase. If such diligence is not complete to the satisfaction of the Purchaser Parties by the Italian Closing Date, then either (a) the Parties shall defer the Italian Closing Date to a date mutually agreed upon by the parties or (b) the Purchaser shall purchase the Purchased Interests described as Gran Commercio Srl, as originally contemplated in the Purchase Agreement, on the Italian Closing Date.

S.	Initial Debt Closing Date. Section 9.1(a) and Section 9.1(b) of the Purchase Agreement shall be amended and restated in their entirety as follows:

“(a) The Initial Debt Closing Date occurred on May 20, 2015.

(b) The Initial Equity Closing shall occur on July 15, 2015 (the “Initial Equity Closing Date”). For purposes of this Agreement the “Applicable Initial Closing Date” shall mean the Initial Equity Closing Date or the Initial Debt Closing Date as the context requires.”

T.	Certain Governmental and Regulatory Approvals.

	a.	The following shall be added to the Purchase Agreement as a new sentence at the end of Section 9.2(a)(ii) of the Purchase Agreement:

“For the avoidance of doubt, it shall be a condition to each Party’s obligation to effect the Transaction in respect of the Property listed as Silver Forum; ul. Strzegomska 2-4, Wroclaw, Poland on Schedule 2 (the “Polish Property”) that either (x) a tax ruling by the applicable Polish tax authorities shall have been issued to each of the Purchaser Parties and the Seller Parties (the “Polish Tax Rulings”), or (y) the applicable waiting period under the applicable Polish tax regulations (plus five (5) extra Business Days) shall have expired.”

	b.	For purposes of this Section, a “Negative Ruling” means a Polish Tax Ruling which does not acknowledge the interpretation of the sale presented in a Party’s application submitted to the Polish tax authorities prior to the date hereof. In the event that one (but not both) of the Polish Tax Rulings is a Negative Ruling, the Parties acknowledge and agree that in such case (1) the Seller Parties shall issue a VAT invoice to the Purchaser Parties and the Purchaser Parties shall pay such amount to the Seller Parties and the Seller Parties shall pay such amount to the applicable Polish tax authorities and (2) the Purchaser Parties shall also pay an amount equal to the transfer tax due pursuant to the Negative Ruling to the applicable Polish tax authorities. The Seller Parties shall pay an amount equal to the amount of such transfer tax to the Purchaser Parties as per the relevant Closing Statement in respect of the Polish Property pursuant to which the net proceeds receivable by the Seller Parties shall be the Unadjusted Purchase Price less such transfer tax.

	c.	In the event that either or both of the Polish Tax Rulings is a Negative Ruling, the Parties agree to use commercially reasonable efforts to (i) appeal (and to cooperate with each other to appeal) any Negative Ruling, (ii) cooperate with each other to obtain refunds of any Taxes found to not have been due and payable following any such appeal (whether such Taxes constitute transfer taxes or VAT).

	d.	(i) If at any time the Seller Parties receive a refund of VAT paid on the transaction, the Seller Parties agree to pay such amount to the Purchaser Parties, and (ii) if at any time the Purchaser Parties receive a refund of transfer taxes paid on the transaction, the Purchaser Parties agree to pay such amount to the Seller Parties, provided that in respect of either (i) or (ii) above, the Parties agree to consult with one another regarding the most efficient method to make such payments. Further, the Purchaser Parties shall not be liable to pay VAT to the extent the Transfer of the Polish Property is found as a result of both of the final Polish Tax Rulings or appeals to be subject to Transfer Tax unless such VAT has already been paid to the tax authorities and a refund is not successfully obtained after each party using commercially reasonable efforts.

U.	Certain Deferred Closing Dates with respect to Purchased Commercial Loans. Pursuant to Section 9.5(b) of the Purchase Agreement, the Seller Representative (on behalf of the Seller Parties) and the Purchaser Representative (on behalf of the Purchaser Parties) mutually acknowledge and agree that (in addition to any other Deferred Closing) a Deferred Closing with respect to Purchased Commercial Loans occurred on each of the following dates: May 28, 2015, June 4, 2015, June 11, 2015, June 23, 2015, June 30, 2015 and July 9, 2015.

V.	Outside Debt Date. Clause (x) of Section 10.4(c) of the Purchase Agreement shall be amended and restated in its entirety as follows:

“(x) with respect to any Purchased Commercial Loan, the applicable Deferred Closing shall not have occurred on or prior to the Outside Debt Date (or, in the case of any Purchased Commercial Loans in France, the date that is the later of (A) thirty (30) days following the conclusion of the consultations with the Works Councils or Employee Representative Bodies in France, and (B) thirty (30) days following the receipt of all applicable approvals under Antitrust Laws (but, in no event, later than March 31, 2016));”

W.	Outside Equity Asset Date. Clause (y) of Section 10.4(c) of the Purchase Agreement shall be amended and restated in its entirety as follows:

“(y) with respect to any Equity Asset, the applicable Deferred Closing shall not have occurred on or prior to the Outside Equity Date (or (1) in the case of Equity Assets in France, the date that is the later of (A) thirty (30) days following the conclusion of the consultations with the Works Councils or Employee Representative Bodies in France, (B) thirty (30) days following the receipt of all applicable approvals under Antitrust Laws, and (C) thirty (30) days following the receipt or waiver of any applicable Pre-Emptive Rights with respect to the applicable Equity Assets (but, in no event, later than March 31, 2016), or (2) in the case of any Equity Assets that are Purchased Interests with respect to which the Buy-Sell Discussion Period commences on or after July 16, 2015, the later of (i) February 15, 2016, and (ii) the earlier of (a) the date on which the applicable Purchased Interest is transferred to the Operating Partner, or (b) if a Seller Party takes ownership of the applicable Underlying Properties and such Underlying Properties become Transferred Properties, the date on which all consents have been received for the Seller Parties to Transfer such Properties to the Purchaser Parties).”

X.	Section 11.3. Section 11.3 of the Purchase Agreement shall be amended to add the following as new Section 11.3(g):

“(g) Post-Closing Taxes.”

Y.	Section 11.4. Section 11.4 of the Purchase Agreement shall be amended and restated in its entirety as follows:

“The Parties agree that any indemnification payments made with respect to this Agreement shall be treated for all Tax purposes as an adjustment to the Unadjusted Purchase Price, unless otherwise required by Laws (including by a determination of a Tax Authority that, under applicable Laws, is not subject to further review or appeal). The Parties agree to use their respective Commercially Reasonable Efforts to ensure that any such payments are made between the Seller Party actually selling the relevant Purchased Interest, Transferred Property or Purchased Commercial Loan and the Purchaser Party actually purchasing such relevant Purchased Interest, Transferred Property or Purchased Commercial Loan.”

Z.	Section 12.9. Section 12.9 of the Purchase Agreement shall be amended and restated in its entirety as follows:

“This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective permitted successors and permitted assigns. Neither this Agreement, nor any of the rights, interests or obligations under this Agreement, may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any attempted or purported assignment in violation of this Section 12.9 shall be null and void and of no force or effect. Notwithstanding the foregoing, (a) the Seller Parties shall have the right to assign or delegate, in whole or in part, by operation of law or otherwise, any of its rights, interests or obligations under this Agreement to any Affiliate of the Seller Parties, provided that no such assignment or delegation shall release any Seller Party from its obligations hereunder; (b) the Purchaser Parties shall have the right to designate one or more Purchaser Party Designees as an assignee or delegatee of any of its rights, interests or obligations under this Agreement on or at any time following the date hereof, and such Purchaser Party Designees shall purchase, acquire and take title to any or all of the Purchased Interests, Transferred Properties or Purchased Commercial Loans by notice to the Seller Parties given at least ten (10) Business Days prior to the Closing, provided that there is no increase in the costs borne by the Seller Parties under Section 12.13 (unless paid by the Purchaser Parties); and providedfurther that no such assignment or delegation shall release any Purchaser Party from its obligations hereunder; and (c) the Purchaser Parties shall have the right to collaterally assign their rights in this Agreement to any lender.”

AA.	Exhibit A.

	a.	Exhibit A to the Purchase Agreement shall be amended to add the following definitions to Exhibit A of the Purchase Agreement in alphabetical order:

““Post-Closing Taxes” means any and all liability for income Taxes (including, for the avoidance of doubt, penalties and interest imposed in connection with such Taxes) of Soldeva Grupo DE Inversiones 2006 SL (including secondary liability for such Taxes imposed on GE Real Estate Iberia S.A.) for any period beginning after the applicable Closing Date and the portion of any Straddle Tax Period beginning on the Closing Date (except to the extent such Taxes are accounted or adjusted for in a proration, calculation or other adjustment under Section 1.4) to the extent such liability for such Taxes relates to or arises as a result of the denial by applicable Tax Authorities of Tax deductions for interest expenses incurred in connection with the Revolving Credit Agreement dated July 13, 2015 by and between SOLDEVA GRUPO DE INVERSIONES 2006, S.L., as borrower, and GE REAL ESTATE IBERIA, S.A., as lender, or in connection with any future loan or credit agreement to be granted to SOLDEVA GRUPO DE INVERSIONES 2006, S.L. that refinances such Revolving Credit Agreement.”

	b.	The definition of “Excluded Liabilities” set forth on Exhibit A to the Purchase Agreement is hereby amended to add the following as clauses (f) and (g) of such definition:

“(f) relating to any Action alleging that any necessary corporate approvals required to Transfer certain Properties directly or indirectly owned by General Electric Real Estate Iberia, S.A. to the applicable Purchaser Parties were not properly obtained.

(g) relating to the Soldeva Proceeding.”

BB.	Schedule 3.8(a). Schedule 3.8(a) to the Purchase Agreement shall be amended and restated in its entirety as set forth on Schedule A attached hereto.

CC.	Confidentiality Agreement. The date of the Confidentiality Agreement described in Section 5.4(a) of the Purchase Agreement shall be amended to correctly reflect that the date of such Confidentiality Agreement is “March 11, 2015”.

DD.

Designation of Purchased Commercial Loans. In accordance with Section 12.9of the Purchase Agreement (and subject to the terms and conditions thereof), the Purchaser Parties hereby designate (i) the one or more direct or indirect subsidiaries of Blackstone Mortgage Trust Inc. as set forth on Schedule Dto acquire the Purchased Commercial Loans set forth on Schedule D, and (ii) one or more direct or indirect subsidiaries of the fund commonly known as Blackstone Real Estate Debt Strategies (or an alternative investment vehicle thereof) to acquire the Purchased Commercial Loans set forth on Schedule E(the “BREDs Loans”). The Purchaser Parties shall provide the Seller Parties with the names of the entity that will acquire each BREDs Loan at least three (3) Business Days prior to the applicable Closing.

EE.

Designation of Kimco. In accordance with Section 12.9 of the Purchase Agreement (and subject to the terms and conditions thereof), the Purchaser Parties hereby designate Strategic Partners Real Estate VI Investments, L.P. (Series A) or one or more direct or indirect subsidiaries thereof to acquire the Kimco Interest.

FF.

Insurance Cooperation. From the date hereof until, with respect to any Purchased Commercial Loan in the United States, the date that is sixty (60) days following the Closing of such Purchased Commercial Loan (but in no event later than August 31, 2015) (such period, the “Insurance Cooperation Period”), the Seller Parties hereby agree (solely to the extent the Seller Parties have the ability to take such action under the applicable insurance policy and have personnel available to assist with such matter) to reasonably cooperate with the Purchaser Parties during the applicable Insurance Cooperation Period with respect to any insurance matters requested by the Purchaser Parties to be taken (including delivery of all notices received by the Seller Parties from an insurance carrier and cooperation is making and settlement of claims) in connection with such Purchased Commercial Loan in the United States. The obligations of the Seller Parties in this Paragraph FF shall survive the Closing until the expiration of the Insurance Cooperation Period.

GG.

Determination of GECC Composite Commercial Paper Rate. Following the Closing of the Purchased Commercial Loan commonly known as “Carlyle MHP Portfolio”, for so long as such Purchased Commercial Loan provides for the calculation of interest based on the “GECC Composite Commercial Paper Rate” and such rate is available, the Seller Parties hereby agree that within (five) 5 Business Days of the applicable Closing and by the 5th day of each calendar month thereafter until the maturity date of such Purchased Commercial Loan to provide the Purchaser Parties the information necessary to complete such calculation. The obligations of the Seller Parties in this Paragraph GG shall survive the Closing.

HH.

6060 Office Building Extension Fee. The Seller Parties and the Purchaser Parties acknowledge and agree that in connection with the Closing of the Purchased Commercial Loan commonly known as “6060 Office Building” (the “6060 Loan”) the Purchaser Parties received a credit equal to (i) $124,704.12, representing twenty-five percent (25%) of the exit fee that the Obligor under the 6060 Loan paid to the applicable Seller Party in connection with the extension/modification of the 6060 Loan and (ii) $41,864.27, representing the extension fee previously paid to the applicable Seller Party by the Obligor under the 6060 Loan.

II.

Certain Cooperation. From and after the applicable Closing Date until December 31, 2015, but only for so long as the Purchaser Parties have an interest in and the ability to Control such Equity Asset or Purchased Entity, with respect to any Equity Asset or Purchased Commercial Loan (which in the case of the Purchased Commercial Loans shall be limited to legal fees and other third-party borrower-reimbursable costs incurred by the Seller Parties prior to the Closing of the applicable Purchased Commercial Loan), the Purchaser Parties shall (a) reasonably cooperate with the Seller Parties to invoice and accept payments from the applicable third party in connection with such invoice (without any obligation to engage a collection agency, send any demand notice (it being agreed that an invoice shall not constitute a demand notice), sue any third party, exercise any legal remedies under any applicable Contract or incur any expenses (other than de minimis expenses) over and above the expense of invoicing) any amounts payable by an Obligor or other third party to the Seller Parties or any Equity Entity for periods prior to the applicable Closing Date with respect to the Transferred Equity Asset or Purchased Commercial Loan, and (b) to the extent that any such amounts are received by any Purchaser Party or Affiliate thereof and the Seller Parties are entitled to such amounts under the Agreement, to promptly pay such amounts to the applicable Seller Party.

JJ.	Cooperation Regarding Certain Guarantees. For a period of six (6) months after the applicable Closing Date with respect to the Transfer of the GERED Interests to the applicable Purchaser Party, the Purchaser Parties shall continue to cooperate with the Seller Parties, and use their commercially reasonable efforts, to cause the beneficiary of that certain guarantee dated 23 December 2013 (the “Fetter Lane Guarantee”) of GE Capital Corporation (Investment Properties) Limited (the “Fetter Lane Guarantor”) as guarantor in favour of Macfarlanes LLP as beneficiary in relation to the obligations of GERED under an agreement for lease relating to the lower ground, upper ground and first to fourth floors (inclusive), 98 Fetter Lane, London EC4 to release, novate or otherwise discharge in writing GE Capital Corporation (Investment Properties) Limited from all of its obligations under such Fetter Lane Guarantee (the “Fetter Lane Release”) first arising or accruing from and after the Closing Date. Such cooperation shall include, without limitation, the execution by the applicable Purchaser Party or Affiliate thereof (the “Replacement Guarantor”) of a replacement guarantee on the same terms as the existing Fetter Lane Guarantee, it being acknowledged and agreed that any such Replacement Guarantor shall be Kensington UK Holdco Sarl or, at the option of the Purchaser Parties, an entity which has equivalent financial substance to Kensington UK Holdco Sarl and the identity of which shall have been approved by Macfarlanes LLP. In addition, within three (3) Business Days of the Closing on the Fetter Lane Property (or Purchased Interests relating thereto) (the “Fetter Lane Closing?), Kensington UK Holdco Sarl (the “Fetter Lane Indemnitor”) and the Fetter Lane Guarantor shall enter into a side letter pursuant to which the Fetter Lane Indemnitor shall indemnify the Fetter Lane Guarantor in respect of all Liabilities first arising or accruing under the Fetter Lane Guarantee after the Fetter Lane Closing, which indemnification obligation shall automatically terminate upon the occurrence of the Fetter Lane Release.

KK.

Seller Parties’ Cooperation. The following shall be added to the Purchase Agreement in Section 2.3(d) of the Purchase Agreement as an additional sentence at the end of Section 2.3(d) of the Purchase Agreement:

“Notwithstanding the foregoing or anything to the contrary contained in this Agreement, in no event shall any Seller Party be required to provide to the Title Company or any Purchaser Party any title affidavit, certification or indemnity in connection with any “non-imputation” endorsement or otherwise with respect to any Property that is Transferred to any of the Purchaser Parties or any Affiliates thereof by any Joint Venture or any Subsidiary thereof and for which a consent was executed by the applicable JV partner.”

LL.	Notices. The notice information for the Purchaser Parties set forth in Section 12.4 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“if to the Purchaser Parties to:

c/o The Blackstone Group
345 Park Avenue, 42nd Floor
New York, New York 10154
Attention: William Stein and Judy Turchin
Facsimile: 212-583-5202

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10154
Attention: Krista Miniutti
Facsimile: 212-455-2502”

MM.	Schedule A-3(a). Schedule A-3(a) to the Purchase Agreement shall be amended and restated in its entirety as set forth on Schedule G attached hereto.

NN.

Certain Equity Assets. Schedule 1to the Purchase Agreement shall be amended such that the Unadjusted Asset Purchase Price Amounts for each of the Equity Assets described on Schedule H-1attached hereto shall be replaced with the Unadjusted Asset Purchase Price Amount set forth opposite the name of each such Equity Asset on Schedule H-1 attached hereto. Schedule 2 to the Purchase Agreement shall be amended such that the Unadjusted Asset Purchase Price Amounts for each of the Equity Assets described on Schedule H-2attached hereto shall be replaced with the Unadjusted Asset Purchase Price Amount set forth opposite the name of each such Equity Asset on Schedule H-2 attached hereto.

OO.

Free Rent Credit. The Seller Parties and the Purchaser Parties hereby agree that notwithstanding anything to the contrary in the Purchase Agreement (including, without limitation, Section 1.4(h)(i) of the Purchase Agreement), (i) the credit the Purchaser Parties shall receive for free rent obligations with respect to all Equity Assets other than the Option Assets shall be $20,000,000, which amount (x) shall be credited to the Purchaser Parties at the Initial Equity Closing against the amounts otherwise payable by the Purchaser Parties to the Seller Parties and (y) shall be allocated $17,500,000 to one or more Equity Assets situated in the United States and $2,500,000 (or the equivalent amount in local currency) to one or more Equity Assets situated in Europe and (ii) the credit the Purchaser Parties shall receive for free rent obligations with respect to each Option Asset shall be two-thirds of the free rent obligations that would otherwise be credited to the Purchaser Parties pursuant to the Purchase Agreement, which amount shall be credited to the Purchaser Parties at the Closing of the applicable Option Asset. Except for the adjustments described in clause (i) and clause (ii) of this Paragraph OO, there shall be no further credits or adjustments of any kind at any time with respect to free rent obligations pursuant to Section 1.4(h)(i) of the Purchase Agreement or otherwise with respect to any Equity Assets (other than Option Assets pursuant to clause (ii)) and the applicable free rent credit for all Equity Assets (other than Option Assets) shall not be subject to true-up, arbitration or dispute of any kind.

PP.

Exhibit B. Exhibit B to the Purchase Agreement shall be supplemented by adding the “Supplement to Exhibit B-Employment Matters” attached hereto as Schedule I (the “Supplement”). For the avoidance of doubt, the Supplement is entered into by the Seller Parties and their respective Affiliates and Wells Fargo Bank NA and/or any of its Affiliates, as a Purchaser Party Designee under the Purchase Agreement (“Wells Fargo”) only and all other Purchaser Parties (and their respective Affiliates) are not party to this Supplement. Notwithstanding anything contained in the Supplement to the contrary, the rights and obligations of the Purchaser Parties (other than Wells Fargo) pursuant to the Purchase Agreement (including Exhibit B thereto) shall not be affected by the terms of this Supplement.

QQ.	Schedule 5.5(b). Section 9 of the subsection of Schedule 5.5 (b) of the Purchase Agreement entitled “UK Tax Matters” shall be amended and restated as follows:

“9. The Parties agree and acknowledge that the Equity Entity (and the other entities, in the event that they become Equity Entities as the result of an Alternative Transaction in accordance with Section 1.5 of the Agreement) listed in paragraph 12 below shall notify the Initial Equity Closing Date as its accounting reference date and thus bring to an end the period of account for UK corporation tax purposes then current as at such date; such periods of account shall accordingly be Pre-Closing Tax Periods for the purposes of Section 5.6(c) of the Agreement and there shall be no Straddle Tax Periods for such Equity Entity (or other entities, if applicable). The Seller Parties shall within 60 days of the Closing Date prepare the accounts of such Equity Entity (and other entities, if applicable) for the period ending on that date and the Purchaser Parties shall procure that the relevant Equity Entity shall instruct KPMG LLP of 15 Canada Square, London (the “Auditors”) to undertake an audit in respect of such accounts. The Parties shall liaise with the Auditors with the intention that the said accounts be signed by the Auditors and on behalf of the relevant Equity Entity (and other entities, if applicable) within 90 days of the Closing Date.”

RR.

Certain Purchaser Party Designees. Notwithstanding anything to the contrary contained in the Purchase Agreement (including Section 12.15 thereof), (i) the obligations of the Purchaser Parties set forth on Schedule F attached hereto (the “Core SPEs”) under the Purchase Agreement shall be several and only relate to the Equity Assets acquired by each such Core SPE, and (ii) the Core SPEs shall have no obligation or liability under the Purchase Agreement with respect to the Termination Fee, including pursuant to Section 10.3 and Section 10.5(a) thereof.

SS.

Certain Amounts in Spain. The Parties acknowledge and agree that, with respect to certain Equity Assets situated in Spain, a credit in the amount of €2,138,889.29 or the actually credited amounts with respect to cash deposits (the “Security Deposit Credit”) related to certain tenant security deposits (and which tenant security deposits either shall be transferred to the applicable Purchaser Party or are retained for the benefit of the applicable landlord and tenant with the applicable Governmental Entities) was erroneously deducted by the Purchaser Parties in the applicable Initial Closing Statements at the Initial Equity Closing. To correct such error, the Purchaser Parties hereby agree that, within ten (10) Business Days following the Initial Equity Closing, the Purchaser Parties shall pay to the applicable Seller Parties in Spain an amount equal to the Security Deposit Credit and the Parties hereby agree that the Security Deposit Credit shall be subject to the provisions of Section 1.4(i) of the Purchase Agreement.

TT.

Effect. From and after the date of this Letter Agreement, each reference in the Purchase Agreement to “this Agreement” shall mean the Purchase Agreement, as amended pursuant to this Letter Agreement. In the event of any inconsistencies between this Letter Agreement and the Purchase Agreement, the terms of this Letter Agreement shall govern.

UU.	Governing Law. This Letter Agreement will be governed by, and construed and enforced in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable conflicts of law principles thereof.

VV.

Counterparts. This Letter Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. This Letter Agreement may be executed by facsimile signature or in portable document format (PDF).

WW.

Entire Agreement. Except as specifically amended by this Letter Agreement, the Purchase Agreement remains in full force and effect and is hereby ratified and confirmed by the Parties. The Purchase Agreement (including all exhibit and schedules thereto), as amended by this Letter Amendment, constitutes the entire agreement of the Parties and their respective Affiliates and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement. Notwithstanding the foregoing, the Confidentiality Agreement will remain in full force and effect in all respects, except to the extent modified by the provisions of Section 12.1 of the Purchase Agreement.

[The remainder of this page is intentionally left blank.]

Please confirm your agreement and consent with the foregoing by signing and returning one copy of this Letter Agreement to the undersigned, whereupon this Letter Agreement shall become a binding agreement among the Parties.

Sincerely.

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:	Douglas A. Ewing
Title:	Authorized Signatory

Agreed to, acknowledged and accepted as of the date
first written above:

PURCHASER REPRESENTATIVE

BRE IMAGINATION HOLDCO LLC,
a Delaware limited liability company

By:
Name:	Tyler Henritze
Title:	Senior Managing Director and Vice President

cc:	Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10154 Attention: Krista Miniutti

[PSA Letter Agreement]

SCHEDULES TO LETTER AGREEMENT

Signing Portfolio Tape
Additional Purchased Entity Information
SOFOM Loans
Non-SOFOM MX Loans
BXMT Loans
BREDs Loans
Core Entities
Loan Portfolio Percentage Premiums
Equity Assets/Unadjusted Asset Purchase Price Amount
Employment Matters Supplement
Transferring Employees
Redundant Employees

General Electric Capital Corporation undertakes to furnish supplementally to the Securities and Exchange Commission a copy of any of these schedules upon request.

General Electric Capital Corporation
901 Main Avenue
Norwalk, Connecticut 06851

July 15, 2015

BRE Imagination Holdco LLC
c/o The Blackstone Group
345 Park Avenue, 42nd Floor
New York, New York 10154
Attention: William Stein and Judy Turchin

Re: Consent Matters

Ladies and Gentlemen:

Reference is hereby made to that certain Purchase and Sale Agreement, dated as of April 10, 2015 (the “Purchase Agreement”), by and among General Electric Capital Corporation, a Delaware corporation (“Seller”, and, in its capacity as the Seller Representative under the Purchase Agreement, the “Seller Representative”), on the one hand, and BRE Imagination Holdco LLC, a Delaware limited liability company, BRE Imagination Germany I LLC, a Delaware limited liability company, and BRE Imagination Germany II LLC, a Delaware limited liability company (collectively, “Purchaser”), on the other hand. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Purchase Agreement.

1.	Consent Matters: Pursuant to the Purchase Agreement, certain actions of the Seller Parties and the Equity Entities described in the Purchase Agreement taken after the date of the Purchase Agreement and prior to the applicable Closing Date on which the applicable Purchased Interests, Transferred Properties or Purchased Commercial Loans are Transferred to the Purchaser Parties (or the earlier termination of the Purchase Agreement) require the consent of the Purchaser Representative (acting on behalf of the Purchaser Parties pursuant to Section 12.3(b) of the Purchase Agreement) prior to the taking of any such action (provided that any actions taken by any of the Seller Parties prior to the date hereof with respect to any matter for which a consent is granted below shall be deemed to have been approved by the Purchaser Parties for all purposes). Pursuant to and in accordance with the terms of the Purchase Agreement, the Purchaser Representative hereby consents to and approves the following actions (and the approval and consent by the GE Partner of any major decisions with respect thereto):

	a.	Sale of Sunset Plaza: With respect to the Property listed as “Sunset Plaza (Kor)” (the “Sunset Kor Property”) on Schedule 1, the GE Partner in KOR/BAM Sunset Plaza Holding Company, LLC (the “Sunset Kor JV”) shall be entitled to consent to the sale, disposition or other Transfer by the Sunset Kor JV or its applicable Subsidiary of the Sunset Kor Property for a purchase price equal to or greater than $27,435,000 (the “Sunset Purchase Price”) and shall be entitled to take all actions (including causing the execution of a purchase contract subject to the reasonable approval of the Purchaser Parties) to cause such sale, disposition or other Transfer to occur. In connection with such consent and approval, each of the Purchaser Representative (on behalf of the Purchaser Parties) and the Seller Representative (on behalf of the Seller Parties) make the following additional acknowledgements and agreements:

1

i.

If the Sunset Kor Property is sold in accordance with this Section, (x) the Purchased Interests in the Sunset Kor JV shall be deemed an Excluded Asset and (y) within thirty (30) days following any distribution or payment to the GE Partner in the Sunset Kor JV or any Affiliate thereof with respect to proceeds from the sale of the Sunset Kor Property, the Seller Representative shall pay to the Purchaser Representative (on behalf of the Purchaser Parties) an amount equal to the positive difference, if any, between (A) the net cash proceeds actually distributed or paid (on an as-and-when-received basis) to the GE Partner or any Affiliate thereof solely with respect to the sale of the Sunset Kor Property, minus (B) the amount that would have been paid by the applicable Purchaser Party to the applicable Seller Party with respect to the Purchased Interests in the Sunset Kor JV in accordance with Section 1.2 and Section 1.4 of the Purchase Agreement (including the Hypothetical Sale provisions set forth therein) if the Purchased Interests in such Purchased Entity had been Transferred to the Purchaser Parties in accordance with the terms of the Purchase Agreement (the resulting amount, the “Sunset Kor Proceeds Payment”); provided, however, that to the extent that all applicable Equity Closings under the Purchase Agreement have not yet been consummated, then the Seller Parties shall have the option (in their discretion) to instead make any payment of any Sunset Kor Proceeds Payment owing to the Purchaser Parties hereunder as a credit against the Estimated Initial Purchase Price or Estimated Deferred Purchase Price, as applicable, to be paid by the Purchaser Parties at the next applicable Equity Closing that occurs at least thirty (30) days after the date of the applicable distribution or payment.

ii.	Notwithstanding the foregoing, the Seller Parties shall not sell, dispose of or Transfer (or consent to a sale, disposition or Transfer) of the Sunset Kor Property for less than the Sunset Purchase Price without the prior written consent of the Purchaser Parties, which consent may be granted or withheld in the Purchaser Parties sole discretion.

iii.

In the event that the Sunset Kor Property is sold in accordance with the terms hereof prior to the applicable Closing, the Parties acknowledge and agree that proceeds from the sale, disposition or other Transfer of the Sunset Kor Property may be retained by the Sunset Kor JV, any Subsidiary thereof and/or a third party title company or escrow agent following the closing of the Transfer of such Property in order to satisfy post-closing indemnification obligations and other liabilities related to the sale of the Sunset Kor Property and to satisfy any liabilities associated with the wind-up and liquidation of the Sunset Kor JV and its Subsidiaries, in each case, other than with respect to the Seller Parties and their Affiliates; provided that if any such retained proceeds are subsequently distributed or paid to the GE Partner in the Sunset Kor JV or any Affiliate thereof, then such distributed proceeds shall be paid by such GE Partner or Affiliate to the applicable Purchaser Party within ten (10) days following such distribution in accordance with Section 1.a(i) above.

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b.	Rocky Point:

i.

With respect to the building located at 1334 Rocky Point (the “Rocky Point Building”) that is a part of the Property listed as “Pacific Coast Business Park” on Schedule 1 of the Purchase Agreement (the “Pacific Coast Property”), the GE Partner in the applicable Purchased Entity shall be entitled to consent to the sale, disposition or other Transfer by such Purchased Entity or its applicable Subsidiary of the Rocky Point Building for a purchase price equal to or greater than $2,369,000 (the “Rocky Point Purchase Price”) and shall be entitled to take all actions to cause such sale, disposition or other Transfer to occur; provided, however, the Seller Parties shall not amend (and shall not consent to the amendment of) that certain Pacific Coast Business Park Purchase Agreement, dated March 24, 2015, by and between AMB DFS Pacific Coast, LLC and Belching Beaver Brewery, Inc. (the “Rocky Point Purchase Agreement”) or grant any waivers thereunder without the prior written consent of the Purchaser Parties, which consent may be granted or withheld in the Purchaser Parties sole discretion. If the Rocky Point Building is sold or Transferred as described above prior to the applicable Closing with respect to the Pacific Coast Business Park Property, then the Unadjusted Purchase Price with respect to the Pacific Coast Property shall be reduced by the Rocky Point Purchase Price.

	ii.	Notwithstanding the foregoing, the Seller Parties shall not sell, dispose of or Transfer (or consent to a sale, disposition or Transfer of) the Rocky Point Building for less than the Rocky Point Purchase Price without the prior written consent of the Purchaser Parties, which consent may be granted or withheld in the Purchaser Parties sole discretion.

c.

Leipzig: With respect to the Property listed as “Artemis - Leipzig (LEP)” on Schedule 3 of the Purchase Agreement (the “Leipzig Property”), the Purchaser Parties have consented to a sale of the Leipzig Property (the “Leipzig Sale”) for a purchase price equal to or greater than €1,578,000 (the “Leipzig Purchase Price”) pursuant to that certain Purchase Agreement, dated as of February 3, 2015, by and between 33. Opus Vermögensverwaltung GmbH (AG Leipzig, HRB 31067) and Grundstücksgesellschaft Elster Business Park mbH & Co. KG, Bad Homburg vdH, as amended by that certain letter agreement dated 27/29 May 2015 (the “Leipzig Purchase Agreement”). In the event that the Leipzig Property is sold prior to the Closing of the related Purchased Interests, the Leipzig Property shall be deemed an Excluded Asset. Notwithstanding the foregoing, the Seller Parties shall not amend the Leipzig Purchase Agreement or grant any waivers thereunder in any way materially adverse to the seller thereunder or to decrease the Leipzig Purchase Price to an amount less than €1,578,000 without the prior written consent of the Purchaser Parties, which consent may be granted or withheld in the Purchaser Parties sole discretion.

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d.	Autumn Creek: The GE Partner shall be entitled to consent to the sale, disposition or other Transfer by the Purchased Entity known as “CCS Funding, LLC” or its applicable Subsidiary of the Property known as “Autumn Creek” to a third party by CBRE for a purchase price equal to or greater than $30,000,000 (the “Autumn Creek Purchase Price”) and shall be entitled take all actions (including causing the execution of a purchase contract subject to the reasonable approval of the Purchaser Parties) to cause such sale, disposition or other Transfer to occur. In connection with such consent and approval, each of the Purchaser Representative (on behalf of the Purchaser Parties) and the Seller Representative (on behalf of the Seller Parties) make the following additional acknowledgements and agreements:

i.

Within thirty (30) days following any distribution or payment to the GE Partner in CCS Funding, LLC or any Affiliate thereof with respect to proceeds from the sale, disposition or other Transfer of the Property known as “Autumn Creek” (the “Autumn Creek Property”), the Seller Representative shall pay to the Purchaser Representative (on behalf of the Purchaser Parties) an amount equal to the difference, if positive, between (A) the net cash proceeds actually distributed or paid (on an as-and-when-received basis) to the GE Partner or any Affiliate thereof solely with respect to the sale of the Autumn Creek Property (which for the avoidance of doubt shall include any proceeds paid on account of distributions or payments to the GE Partner or any Affiliate thereof pursuant to that certain Limited Liability Company Agreement of VGP Funding, LLC dated as of May 24, 2007, as amended (the “VGP LLC Agreement”), minus (B) the amount that would have been paid by the applicable Purchaser Party to the applicable Seller Party with respect to the Property known as Autumn Creek in accordance with Section 1.2 and Section 1.4 of the Purchase Agreement (including the Hypothetical Sale provisions set forth therein) if the Purchased Interests in such Purchased Entity had been Transferred to the Purchaser Parties in accordance with the terms of the Purchase Agreement (the resulting amount, the “Autumn Creek Proceeds Payment”); provided, however, that to the extent that all applicable Equity Closings under the Purchase Agreement have not yet been consummated, then any Autumn Creek Proceeds Payment may instead be paid by the Seller Representative to the Purchaser Parties as a credit against the Estimated Initial Purchase Price or Estimated Deferred Purchase Price, as applicable, to be paid by the Purchaser Parties at the next applicable Equity Closing that occurs at least thirty (30) days after the date of the applicable distribution or payment.

	ii.	Notwithstanding the foregoing, the Seller Parties shall not sell, dispose of or Transfer (or consent to a sale, disposition or Transfer) of the Autumn Creek Property for less than the Autumn Creek Purchase Price without the prior written consent of the Purchaser Parties, which consent may be granted or withheld in the Purchaser Parties sole discretion.

e.

Sale of Interest in CCS Funding and VGP Funding, LLC JVs: Following the sale of the Autumn Creek Property to a third party and no later than August 31, 2015, the GE Partner shall be entitled to sell, dispose of or otherwise Transfer its interests in the Purchased Entity known as “CCS Funding, LLC” (which, at the time of the applicable Closing, will own the Properties known as “Enclave at Foothills”, “Peaks at Reddington” and “Union Hills”) and the entity known as “VGP Funding, LLC” to the third party joint venture partner in CCS Funding, LLC and VGP Funding, LLC for an aggregate purchase price equal to or greater than $1,100,000 and shall be entitled take all actions (including causing the execution of a purchase contract subject to the reasonable approval of the Purchaser Parties) in connection therewith. The closing of the sale of the applicable GE Partner’s interests in CCS Funding, LLC and VGP Funding, LLC must occur on or before August 31, 2015. The purchasing partner will provide a $220,000 (20%) non-refundable earnest money deposit to be applied as a credit at closing.

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f.	Execution of Amendment to CCS Funding, LLC JV Agreement: Simultaneously with or following the execution of the purchase agreements with respect to the matters described in Sections 1.d and 1.e above, the partners to the CCS Funding, LLC joint venture and the VGP Funding, LLC joint venture shall be entitled to enter into an amendment to each of the CCS Funding, LLC joint venture agreement and the VGP LLC Agreement as reasonably approved by the Purchaser Parties to provide that: (a) if Autumn Creek Property is not sold by August 31, 2015 (or such earlier date as agreed to by the partners to the CCS Funding, LLC joint venture in the applicable amendment), the CCS Funding, LLC joint venture will distribute to the GE Partner therein 100% of the interests in the Subsidiary that owns the Autumn Creek Property (and thereafter, the partners to the CCS Funding, LLC joint venture shall be entitled to consummate the transactions contemplated by Section 1.e above); and (b) if the third party partner to the CCS Funding, LLC joint venture and the VGP Funding, LLC joint venture does not complete the purchase of the GE Partner’s interest in the CCS Funding, LLC joint venture and the VGP Funding, LLC joint venture, then the GE Partner may unilaterally elect to take control of the CCS Funding, LLC joint venture and the VGP Funding, LLC joint venture. The GE Partner shall then have unilateral control over any sales (and the timing of any sales) of the assets of the CCS Funding, LLC joint venture and the non-GE Partner shall have no obligation to contribute future capital for operating shortfalls. In the event the GE Partner takes control of the Autumn Creek Property, then such Property shall become a Transferred Property in accordance with the provisions of the Purchase Agreement, as amended (provided that the Parties acknowledge and agree that, in the event that the Autumn Creek Property becomes a Transferred Property under the Purchase Agreement, then any loans encumbering such Property shall constitute an “Existing Loan” for all purposes of the Purchase Agreement and such Property shall be Transferred to the applicable Purchaser Party subject to such Existing Loan). In addition, in the event that the GE Partner takes control of the CCS Funding, LLC joint venture, then the Properties owned by such CCS Funding, LLC joint venture shall become Transferred Properties in accordance with the provisions of the Purchase Agreement, as amended (provided that the Parties acknowledge and agree that, in the event that the any such Property owned by the CCS Funding, LLC joint venture becomes a Transferred Property under the Purchase Agreement, then any loans encumbering such Property shall constitute an “Existing Loan” for all purposes of the Purchase Agreement and such Property shall be Transferred to the applicable Purchaser Party subject to such Existing Loan).

g.

Hampton at Hawthorne Woods. With respect to the Property listed as “Hampton at Hawthorne Woods (the “Hampton Woods Property”) on Schedule 1 of the Purchase Agreement, the GE Partner in JPI Lifestyle Apartment Communities, L.P. (the “JPI JV”) shall be entitled to consent to the sale, disposition or other Transfer by the JPI JV or its applicable Subsidiary of the Hampton Woods Property for a purchase price equal to or greater than $15,050,000 (the “Hampton Inn Purchase Price”) and shall be entitled to take all actions (including causing the execution of a purchase contract subject to the reasonable approval of the Purchaser Parties) to cause such sale, disposition or other Transfer to occur. In connection with such consent and approval, each of the Purchaser Representative (on behalf of the Purchaser Parties) and the Seller Representative (on behalf of the Seller Parties) make the following additional acknowledgements and agreements:

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i.

If the Hampton Woods Property is sold or Transferred as described above prior to the applicable Closing with respect to the JPI JV, then (x) the Hampton Woods Property shall be deemed an Excluded Asset, and (y) within thirty (30) days following any distribution or payment to the GE Partner in the JPI JV or any Affiliate thereof with respect to proceeds from the sale of the Hampton Woods Property, the Seller Representative shall pay to the Purchaser Representative (on behalf of the Purchaser Parties) an amount equal to the positive difference, if any, between (A) the net cash proceeds actually distributed or paid (on an as-and-when-received basis) to the GE Partner or any Affiliate thereof solely with respect to the sale of the Hampton Woods Property, minus (B) the amount that would have been paid by the applicable Purchaser Party to the applicable Seller Party with respect to the Purchased Interests in the JPI JV in accordance with Section 1.2 and Section 1.4 of the Purchase Agreement (including the Hypothetical Sale provisions set forth therein) if the Purchased Interests in such Purchased Entity had been Transferred to the Purchaser Parties in accordance with the terms of the Purchase Agreement (the resulting amount, the “Hampton Woods Proceeds Payment”); provided, however, that to the extent that all applicable Equity Closings under the Purchase Agreement have not yet been consummated, then the Seller Parties shall have the option (in their discretion) to instead make any payment of any Hampton Woods Proceeds Payment owing to the Purchaser Parties hereunder as a credit against the Estimated Initial Purchase Price or Estimated Deferred Purchase Price, as applicable, to be paid by the Purchaser Parties at the next applicable Equity Closing that occurs at least thirty (30) days after the date of the applicable distribution or payment.

ii.	Notwithstanding the foregoing, the Seller Parties shall not sell, dispose of or Transfer (or consent to a sale, disposition or Transfer of) the Hampton Woods Property for less than the Hampton Woods Purchase Price without the prior written consent of the Purchaser Parties, which consent may be granted or withheld in the Purchaser Parties sole discretion.

iii.	In the event that the Hampton Woods Property is sold in accordance with the terms hereof prior to the applicable Closing, the Parties acknowledge and agree that proceeds from the sale, disposition or other Transfer of the Hampton Woods Property may be retained by the JPI JV, any Subsidiary thereof and/or a third party title company or escrow agent following the closing of the Transfer of such Property in order to satisfy post-closing indemnification obligations and other liabilities related to the sale of the Hampton Woods Property, in each case, other than with respect to the Seller Parties or their Affiliates; provided that if any such retained proceeds are subsequently distributed or paid to the GE Partner in the JPI JV or any Affiliate thereof, then such distributed proceeds shall be paid by such GE Partner or Affiliate to the applicable Purchaser Party within ten (10) days following such distribution in accordance with Section 1.g(i) above.

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h.

Property PSA Claims: With respect to the sale of the Sunset Kor Property, the Autumn Creek Property, the Hampton Woods Property, the Rocky Point Building, the Grissom Lane Property or the Avon Property, as applicable, so long as (A) with respect to the Sunset Kor Property, the Autumn Creek Property, the Hampton Woods Property, the Grissom Lane Property or the Avon Property, as applicable, (1) such asset has been deemed an Excluded Asset pursuant to the Purchase Agreement, and (2) the Purchaser Parties shall have received the Sunset Kor Proceeds Payment, the Autumn Creek Proceeds Payment, the Hampton Woods Proceeds Payment, the Grissom Lane Proceeds, or the Avon Proceeds, as applicable, or (B) with respect to the Rocky Point Building, such asset has been sold prior to the applicable Closing with respect to the Pacific Business Park Property, then:

i.

After closing of the sale of the Sunset Kor Property, if one or more claims is asserted against the applicable selling entity and/or any or its affiliates or constituent partners or members, arising from or relating to (x) a breach or inaccuracy of a representation or warranty or (y) indemnification obligations under the applicable purchase and sale agreement (collectively, “Property PSA Claims”), then to the extent any Seller Party consents to or otherwise becomes obligated to make contributions or to pay, directly or indirectly, any costs, expenses or payments with respect to or on account of any Property PSA Claim relating to the Sunset Kor Property, the Purchaser Parties shall, jointly and severally, be obligated to pay the applicable Seller Parties the aggregate amount of all such costs, expenses or payments not to exceed the Sunset Kor Proceeds Payment. Any such payments shall be made by the earlier of (i) the date that such contribution is required under the applicable Venture Agreement and (ii) thirty (30) days of receipt of notice from the Seller Parties that any such Property PSA Claims are payable. The Seller Parties shall consult with the Purchaser Parties in advance of consenting to make or pay any such contribution or payment (but in no event shall the Seller Parties be required to obtain consent of the Purchaser Parties in connection with any such contribution or payment).

	ii.	After closing of the sale of the Autumn Creek Property, if one or more claims is asserted against the applicable selling entity and/or any or its affiliates or constituent partners or members, arising from or relating to Property PSA Claims, then to the extent any Seller Party consents to or otherwise becomes obligated to make contributions or to pay, directly or indirectly, any costs, expenses or payments with respect to or on account of any Property PSA Claim relating to the Autumn Creek Property, the Purchaser Parties shall, jointly and severally, be obligated to pay the applicable Seller Parties the aggregate amount of all such costs, expenses or payments not to exceed the Autumn Creek Proceeds Payment. Any such payments shall be made by the earlier of (i) the date that such contribution is required under the applicable Venture Agreement and (ii) thirty (30) days of receipt of notice from the Seller Parties that any such Property PSA Claims are payable. The Seller Parties shall consult with the Purchaser Parties in advance of consenting to make or pay any such contribution or payment (but in no event shall the Seller Parties be required to obtain consent of the Purchaser Parties in connection with any such contribution or payment).

	iii.	After closing of the sale of the Hampton Woods Property, if one or more claims is asserted against the applicable selling entity and/or any or its affiliates or constituent partners or members, arising from or relating to Property PSA Claims, then to the extent any Seller Party consents to or otherwise becomes obligated to make contributions or to pay, directly or indirectly, any Property PSA Claim relating to the Hampton Woods Property, the Purchaser Parties shall, jointly and severally, be obligated to pay the applicable Seller Parties the aggregate amount of all such costs, expenses or payments not to exceed the Hampton Woods Proceeds Payment. Any such payments shall be made by the earlier of (i) the date that such contribution is required under the applicable Venture Agreement and (ii) thirty (30) days of receipt of notice from the Seller Parties that any such Property PSA Claims are payable. The Seller Parties shall consult with the Purchaser Parties in advance of consenting to make or pay any such contribution or payment (but in no event shall the Seller Parties be required to obtain consent of the Purchaser Parties in connection with any such contribution or payment).

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iv.

After closing of the sale of the Grissom Lane Property, if one or more claims is asserted against the applicable selling entity and/or any or its affiliates or constituent partners or members, arising from or relating to Property PSA Claims, then to the extent any Seller Party consents to or otherwise becomes obligated to make contributions or to pay, directly or indirectly, any Property PSA Claim relating to the Grissom Lane Property, the Purchaser Parties shall, jointly and severally, be obligated to pay the applicable Seller Parties the aggregate amount of all such costs, expenses or payments not to exceed the Grissom Lane Proceeds. Any such payments shall be made by the earlier of (i) the date that such payment is required under the Grissom Lane Purchase Agreement and (ii) thirty (30) days of receipt of notice from the Seller Parties that any such Property PSA Claims are payable. The Seller Parties shall consult with the Purchaser Parties in advance of consenting to make or pay any such contribution or payment (but in no event shall the Seller Parties be required to obtain consent of the Purchaser Parties in connection with any such contribution or payment).

v.

After closing of the sale of the Avon Property, if one or more claims is asserted against the applicable selling entity and/or any or its affiliates or constituent partners or members, arising from or relating to Property PSA Claims, then to the extent any Seller Party consents to or otherwise becomes obligated to make contributions or to pay, directly or indirectly, any Property PSA Claim relating to the Avon Property, the Purchaser Parties shall, jointly and severally, be obligated to pay the applicable Seller Parties the aggregate amount of all such costs, expenses or payments not to exceed the Avon Proceeds. Any such payments shall be made by the earlier of (i) the date that such payment is required under the Avon Purchase Agreement and (ii) thirty (30) days of receipt of notice from the Seller Parties that any such Property PSA Claims are payable. The Seller Parties shall consult with the Purchaser Parties in advance of consenting to make or pay any such contribution or payment (but in no event shall the Seller Parties be required to obtain consent of the Purchaser Parties in connection with any such contribution or payment).

vi.	After closing of the sale of the Rocky Point Building, if one or more claims is asserted against the applicable selling entity and/or any or its affiliates or constituent partners or members, arising from or relating to Property PSA Claims, then to the extent any Seller Party consents to or otherwise becomes obligated to make contributions or to pay, directly or indirectly, any Property PSA Claim relating to the Rocky Point Building, the Purchaser Parties shall, jointly and severally, be obligated to pay the applicable Seller Parties the aggregate amount of all such costs, expenses or payments not to exceed the Rocky Point Purchase Price. Any such payments shall be made by the earlier of (i) the date that such payment is required under the Rocky Point Purchase Agreement and (ii) thirty (30) days of receipt of notice from the Seller Parties that any such Property PSA Claims are payable (except that, to the extent that, at any time that such payment would be payable, all applicable Equity Closings under the Purchase Agreement with respect to the Transfer of Purchased Interests on Schedule 1 to the Purchase Agreement for Properties located in the United States have not yet been consummated, then the applicable payable amounts shall instead be credited to the Seller Parties at the next succeeding Equity Closing). The Seller Parties shall consult with the Purchaser Parties in advance of consenting to make or pay any such contribution or payment (but in no event shall the Seller Parties be required to obtain consent of the Purchaser Parties in connection with any such contribution or payment).

i.	Grissom Lane.

i.

With respect to the Property listed as “3718 Grissom Lane” on Schedule 2 of the Purchase Agreement (the “Grissom Lane Property”), the Purchaser Parties have consented to a sale of the Grissom Lane Property for a purchase price equal to or greater than $575,000 pursuant to that certain Real Estate Purchase and Sale Agreement, dated as of March 23, 2015, by and between General Electric Credit Equities, Inc. and S&P Consulting, Inc. (the “Grissom Lane Purchase Agreement”). In the event that the Grissom Lane Property is sold pursuant to the Grissom Lane Purchase Agreement prior to the applicable Closing of the Grissom Lane Property under the Purchase Agreement, (i) the Grissom Lane Property shall be deemed an Excluded Asset and (ii) within thirty (30) days of the Seller Parties’ receipt of the net cash proceeds from the sale of the Grissom Lane Property (the “Grissom Lane Proceeds”), the Seller Representative shall pay to the Purchaser Representative (on behalf of the Purchaser Parties) an amount equal to the positive difference, if any, (the “Grissom Lane Credit”) between (A) Grissom Lane Proceeds and (B) the Unadjusted Asset Purchase Price for the Grissom Lane Property; provided, however, that to the extent that all applicable Equity Closings under the Purchase Agreement have not yet been consummated, then any Grissom Lane Credit may instead be paid by the Seller Representative to the Purchaser Parties as a credit against the Estimated Initial Purchase Price or Estimated Deferred Purchase Price, as applicable, to be paid by the Purchaser Parties at the next applicable Equity Closing that occurs at least thirty (30) days after the date of the receipt of the Grissom Lane Proceeds. Notwithstanding the foregoing, the Seller Parties shall not amend the Grissom Lane Purchase Agreement or grant any waivers thereunder without the prior written consent of the Purchaser Parties, which consent may be granted or withheld in the Purchaser Parties sole discretion.

ii.

In the event that the Grissom Lane Property is sold in accordance with the terms hereof prior to the applicable Closing, the Parties acknowledge and agree that proceeds from the sale, disposition or other Transfer of the Grissom Lane Property may be retained by the applicable Seller Party and/or a third party title company or escrow agent following the closing of the Transfer of such Property in order to satisfy post-closing indemnification obligations and other liabilities related to the sale of the Grissom Lane Property, except, in each case, to the extent such obligations or liabilities relate to the Seller Parties or their Affiliates; provided that if any such retained proceeds are subsequently distributed or paid to the applicable Seller Party or any Affiliate thereof, then such distributed proceeds shall be paid by such Person to the applicable Purchaser Party within ten (10) days following such distribution in accordance with Section 1.i(i) above.

j.	Avon.

i.

With respect to the Property listed as “280 Avon Mountain Rd” on Schedule 2of the Purchase Agreement (the “Avon Property”), the Purchaser Parties have consented to a sale of the Avon Property for a purchase price equal to or greater than $1,850,000 pursuant to that certain Real Estate Purchase and Sale Agreement, dated as of May 20, 2015, by and between Leeward Strategic Properties, Inc. and North House Realty, LLC (the “Avon Purchase Agreement”). In the event that the Avon Property is sold pursuant to the Avon Purchase Agreement prior to the applicable Closing of the Avon Property pursuant to the Avon Purchase Agreement, (i) the Avon Property shall be deemed an Excluded Asset and (ii) within thirty (30) days of the Seller Parties’ receipt of the net cash proceeds from the sale of the Avon Property (the “Avon Proceeds”), the Seller Representative shall pay to the Purchaser Representative (on behalf of the Purchaser Parties) an amount equal to thepositive difference, if any, (the “Avon Credit”) between (A) Avon Proceeds and (B) the Unadjusted Asset Purchase Price for the Avon Property; provided, however, that to the extent that all applicable Equity Closings under the Purchase Agreement have not yet been consummated, then any Avon Credit may instead be paid by the Seller Representative to the Purchaser Parties as a credit against the Estimated Initial Purchase Price or Estimated Deferred Purchase Price, as applicable, to be paid by the Purchaser Parties at the next applicable Equity Closing that occurs at least thirty (30) days after the date of the receipt of the Avon Proceeds. Notwithstanding the foregoing, the Seller Parties shall not amend the Avon Purchase Agreement or grant any waivers thereunder without the prior written consent of the Purchaser Parties, which consent may be granted or withheld in the Purchaser Parties sole discretion.

ii.

 In the event that the Avon Property is sold in accordance with the terms hereof prior to the applicable Closing, the Parties acknowledge and agree that proceeds from the sale, disposition or other Transfer of the Avon Property may be retained by the applicable Seller Party and/or a third party title company or escrow agent following the closing of the Transfer of such Property in order to satisfy post-closing indemnification obligations and other liabilities related to the sale of the Avon Property, except, in each case, to the extent such obligations or liabilities relate to the Seller Parties or their Affiliates; provided that if any such retained proceeds are subsequently distributed or paid to the applicable Seller Party or any Affiliate thereof, then such distributed proceeds shall be paid by such Person to the applicable Purchaser Party within ten (10) days following such distribution in accordance with Section 1.j(i)above.

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k.

Certain Restructuring Transactions.The Purchaser Parties hereby consent to the restructuring of (x) with respect to the Purchased Entity known as GE Real Estate Developments Limited (“GERED”), (1) a cash pool agreement with GE Capital European Treasury Services Limited as pool leader, and (2) a revolving credit facility with GE Capital UK Finance as lender, and (y) with respect to the Purchased Entity known as GE Real Estate Trading Limited (“GERET”), a cash pool agreement with GE Capital European Treasury Services Limited as pool leader (such arrangements described in this Section  1.k, the “Current Intracompany Arrangements”) as follows:

i.

Prior to the applicable Closing, the applicable Seller Parties or their applicable Affiliates shall restructure the Current Intracompany Arrangements such that (1) each of GERET and GERED shall enter into a shareholder loan with a Seller Party or an Affiliate of a Seller Party in the form of a revolving credit facility (the “Replacement Intracompany Arrangements”), and (2) each of GERED and GERET shall use the proceeds of the revolving credit facility described in the immediately preceding clause to repay in full all obligations under the Current Intracompany Arrangements.

		ii.	The Parties acknowledge and agree that the Purchaser Parties shall cause each of GERED and GERET to fully repay the Replacement Intracompany Arrangements at the applicable Closing.

l.

Additional Restructuring Transactions. With respect to the Purchased Entity known as Soldeva Group de Inversiones 2006, S.L. (“Soldeva”), the Purchaser requested that the Seller execute the repayments of shareholder equity contributions via the creation of the Revolving Credit Agreement dated July 13, 2015 by and between Soldeva, as borrower, and GE Real Estate Iberia, S.A., as lender. The Purchaser Parties have also requested that the applicable Seller Parties file US tax Form 8832, “Entity Classification Election”, to treat Soldeva as a disregarded entity for US tax purposes.

2.

Governing Law. This Consent letter will be governed by, and construed and enforced in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable conflicts of law principles thereof.

3.

Counterparts. This Consent letter may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. This Consent letter may be executed by facsimile signature or in portable document format (PDF).

4.	Prior Consents. Notwithstanding anything to the contrary, nothing contained herein shall be deemed to void or make ineffective any consent given by the Purchaser Parties prior to the date hereof.

[The remainder of this page is intentionally left blank.]

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Please confirm your agreement and consent with the foregoing by signing and returning one copy of this Consent letter to the undersigned, whereupon thisConsent Letter shall become a binding agreement among the Parties.

Sincerely.

GENERAL ELECTRIC CAPITAL CORPORATION
By:
Name: Douglas A. Ewing
Title: Authorized Signatory

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Agreed to, acknowledged and accepted as of the date first written above:

PURCHASERREPRESENTATIVE

BRE IMAGINATION HOLDCO LLC,
 a Delaware limited liability company

By:
Name:	Tyler Henritze
Title:	Senior Managing Director and Vice President

cc:	Simpson Thacher &Bartlett LLP
425 LexingtonAvenue
NewYork,NewYork10154
Attention: KristaMiniutti

[Consent Letter]

AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Amendment (this “Amendment”) to the Purchase and Sale Agreement, dated as of April 10, 2015 (as such agreement may be amended from time to time, the “Agreement”), by and among General Electric Capital Corporation, a Delaware corporation (“Seller”), and each of the “Seller Parties” listed on the signature pages thereto (collectively with Seller and together with their designees permitted pursuant to this Agreement, the “Seller Parties”), on the one hand, and each of the “Purchaser Parties” listed on the signature pages thereto (collectively and together with their designees permitted pursuant to this Agreement, the “Purchaser Parties?), on the other hand, shall be effective as of the date of delivery (the “Effective Date”) of a duly executed counterpart hereof by Seller (in its capacity as the representative of the French Seller Parties (as defined below)) and each of the French Seller Parties (as defined below) to BRE Imagination Holdco LLC,a Delaware limited liability company (the “French Purchaser”). Each of the Seller Parties (including, from and after the Effective Date, the French Seller Parties) and each of the Purchaser Parties (including, from and after the Effective Date, the French Purchaser) shall be referred to in this Agreement as a “Party”, and collectively as the “Parties”.

RECITALS:

A.	The Parties entered into the original Agreement on April 10, 2015 and amended by that certain letter amendment, dated as of July 15, 2015.

B.

Concurrently with the execution of the original Agreement, the French Purchaser executed and delivered to Seller, as the representative of certain of its Affiliates doing business in France, Belgium, Switzerland and the Netherlands (the “French Seller Parties”), a letter agreement pursuant to which the French Purchaser irrevocably offered to purchase the French Purchased Interests, the French Properties and the French Commercial Loans (the “Irrevocable Offer”), which was accompanied by a counterpart of this Amendment executed by the Purchaser Representative, on behalf of the Purchaser Parties, and by the French Purchaser.

C.

Seller (in its capacity as the representative of the French Seller Parties) has determined to (i) accept the Irrevocable Offer, and (ii) evidence such acceptance by the execution of this Amendment, in accordance with Section 3 of the Irrevocable Offer.

D.	The Parties (acting through the Seller Representative and the Purchaser Representative) desire to amend the Agreement in accordance with the terms and conditions set forth below.

E.	Capitalized terms used in this Amendment and not defined herein, shall have the meanings given to such terms in the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1.	Amendment to Exhibit A.Exhibit A to the Agreement shall be amended such that the following additional defined terms shall be included on such Exhibit A in the appropriate alphabetical order:

	(a)	“French Option Asset” means each of the French Option Purchased Entities, French Option Interests and French Option Properties set forth on Schedule 3-B hereto.

(b)	“French Option Property” means each of the Property-Related Interests described on Schedule 3 hereto.

(c)	“French Option Purchased Entities” means each of the entities set forth on Schedule 3hereto.

(d)	“French Option Purchased Interests” means each of the Interests in each of the French Option Purchased Entities described on Schedule 3hereto.

(e)	“French Option Underlying Property” means any Property-Related Interest owned by a French Option Purchased Entity or any applicable Subsidiary or Joint Venture thereof.

(f)	“French Properties” shall mean each the French Transferred Properties and the French Underlying Properties.

(g)	“French Purchased Entities” shall mean the entities set forth on Schedule 1hereto under the column entitled “French Purchased Entity”.

(h)	“French Purchased Interests” shall mean each of the Interests set forth opposite the name of a French Purchased Entity on Schedule 1 hereto.

(i)

“French Purchased Commercial Loans” each of the Commercial Loans set forth on the French Signing Portfolio Tape (as such French Signing Portfolio Tape may be amended to reflect any Commercial Loans that are acquired or funded by the Seller Parties or the French Purchased Entities following the date of this Agreement in the ordinary course of the Seller Parties’ business in accordance with Section 5.25 of the Agreement, if any).

(j)	“French Signing Portfolio Tape” means a portfolio tape, in Microsoft Excel format, titled “French Signing Portfolio Tape – Project Kensington”, dated March 31, 2015 and as made available to the Purchaser Parties in the Data Room.

(k)	“French Transferred Properties” shall mean each of the Property-Related Interests described on Schedule 2.

(l)	“French Underlying Commercial Loans” means each of the Commercial Loans owned by the French Purchased Entities or any applicable Subsidiary or Joint Venture thereof set forth on the French Signing Portfolio Tape.

(m)	“French Underlying Property” means all Property-Related Interests owned by a French Purchased Entity or any applicable Subsidiary or Joint Venture thereof.

(n)	“French Underlying Seller Property” means all Property-Related Interests owned by, or by a Subsidiary of, a French Purchased Entity that is wholly-owned by a Seller Party.

2.	Amendments to Certain Definitions. From and after the Effective Date, each of the following definitions set forth in the Agreement is hereby amended as follows:
	(a)	All references to “Option Assets” in the Agreement shall be deemed to include all French Option Asset.

	(b)	All references to “Option Properties” in the Agreement shall be deemed to include all French Option Properties.

	(c)	All references to “Option Purchased Entities” in the Agreement shall be deemed to include all French Option Purchased Entities.

	(d)	All references to “Option Purchased Interests” in the Agreement shall be deemed to include all French Option Purchased Interests.

	(e)	All references to “Option Underlying Properties” in the Agreement shall be deemed to include all French Option Underlying Properties.

	(f)	All references to “Properties” in the Agreement shall be deemed to include all French Properties

	(g)	All references to “Purchased Entities” in the Agreement shall be deemed to include all French Purchased Entities.

	(h)	All references to “Purchased Interests” in the Agreement shall be deemed to include all French Purchased Interests.

	(i)	All references to “Purchased Commercial Loans” in the Agreement shall be deemed to include all French Purchased Commercial Loans.

	(j)	All references to “Transferred Properties” in the Agreement shall be deemed to include all French Transferred Properties.

	(k)	All references to “Underlying Commercial Loans” in the Agreement shall be deemed to include all French Underlying Commercial Loans.

	(l)	All references to “Underlying Properties” in the Agreement shall be deemed to include all French Underlying Properties.

	(m)	All references to “Underlying Seller Properties” in the Agreement shall be deemed to include all French Underlying Seller Properties.

3.	Amendment to Section 3.8. Section 3.8 to the Agreement is hereby amended to delete such provision in its entirety and replace such provision in its entirety with the following:

“3.8 Portfolio Tape.

	(a)	The Seller Parties have furnished or made available to the Purchaser Parties (i) a portfolio tape, in Microsoft Excel format, titled “Signing Portfolio Tape – Project Kensington”, dated March 31, 2015 and as made available to the Purchaser Parties in the Data Room (the “Signing Portfolio Tape”), and (ii) the French Signing Portfolio Tape. The Loan Portfolio Information set forth on (i) each of the Signing Portfolio Tape and the French Signing Portfolio Tape is true and correct as of the date thereof, and (ii) each Closing Date CL Portfolio Tape shall be true and correct as of the date thereof (subject to updates to reflect changes to the factual information for the period commencing on the date of the Signing Portfolio Tape and the French Signing Portfolio Tape and terminating on the applicable Closing Date).

	(b)	Each of the Signing Portfolio Tape and the French Signing Portfolio Tape was prepared in good faith by the Seller Parties in accordance with the books and records of the applicable Seller Parties consistent with the applicable Seller Parties past practice.”

4.	Deferred Assets.

(a)

The Parties acknowledge and agree that, to the extent that the Initial Closing has occurred prior to the Effective Date, then each of the French Properties, French Purchased Commercial Loans and French Purchased Interests (and any related French Underlying Properties and French Underlying Commercial Loans) shall constitute “Deferred Assets” pursuant to the terms of the Agreement.

(b) Except to the extent that any Required Third Party Consent and/or any required consent or approval of any Governmental Entity has not been received or waived prior to the next succeeding Deferred Closing following the Effective Date in respect of any such French Purchased Interests, French Property or French Commercial Loan, as applicable, then such French Purchased Interests, French Properties and French Purchased Commercial Loans shall be Transferred to the applicable Purchaser Party at such next succeeding Deferred Closing, in accordance with the terms and conditions of the Agreement, as amended by this Amendment.

5.	Joinder to Agreement. By execution of this Amendment, each of the Purchaser Representative, the French Purchaser, Seller and the French Seller Parties listed on the signature pages hereto acknowledges, agrees and confirms that, by its execution of this Amendment, the French Purchaser and each French Seller Party shall be deemed to be a party to the Agreement and shall have all of the obligations of the “Purchaser Parties” (in the case of the French Purchaser) or the “Seller Parties” (in the case of the French Seller Parties) thereunder as if it had executed the Agreement. Each such French Seller Party hereby ratifies and agrees to be bound by, all of the terms, provisions and conditions contained in the Agreement applicable to a “Seller Party” and the French Purchaser ratifies and agrees to be bound by, all of the terms, provisions and conditions contained in the Agreement applicable a “Purchaser Party”.

6.	Effect of Amendment. From and after the Effective Date, each reference in the Agreement to “this Agreement” shall mean the Agreement, as amended pursuant to this Amendment. In the event of any inconsistencies between this Amendment and the Agreement, the terms of this Amendment shall govern.

7.	Governing Law. This Amendment will be governed by, and construed and enforced in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable conflicts of law principles thereof.

8.	Counterparts. This Amendment may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. This Agreement may be executed by facsimile signature or in portable document format (PDF).

9.	Entire Agreement. Except as specifically amended by this Amendment, the Agreement remains in full force and effect and is hereby ratified and confirmed by the Parties. The Agreement (including all exhibit and schedules thereto), as amended by this Amendment, constitutes the entire agreement of the Parties and their respective Affiliates and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement. Notwithstanding the foregoing, the Confidentiality Agreement will remain in full force and effect in all respects, except to the extent modified by the provisions of Section 12.1 of the Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties set forth below have caused this Amendment to be signed and delivered by their respective officers thereunto duly authorized all as of the date first written above.

FRENCH SELLER REPRESENTATIVE:

GENERAL ELECTRIC CAPITALCORPORATION, a Delaware corporation
By:
Name: Alec S. Burger
Title: Vice President

[Signatures continue onthefollowingpage]

Signature Page to Amendment

PURCHASER REPRESENTATIVE:

BRE IMAGINATION HOLDCO LLC,
a Delaware limited liability company

By:
Name:	Kenneth A. Caplan
Title:	Senior Managing Director and Vice
President

FRENCH PURCHASER:

BRE IMAGINATION HOLDCO LLC,
a Delaware limited liability company

By:
Name:	Kenneth A. Caplan
Title:	Senior Managing Director and Vice
President

SCHEDULES TO AMENDMENT TO PURCHASE AND SALE AGREEMENT

French Purchased Entities and French Purchased Interests
French Properties
French Option Assets

General Electric Capital Corporation undertakes to furnish supplementally to the Securities and Exchange Commission a copy of any of these schedules upon request.

General Electric Capital Corporation
901 Main Avenue
Norwalk, Connecticut 06851

August 5, 2015

BRE Imagination Holdco LLC
c/o The Blackstone Group
345 Park Avenue, 42nd Floor
New York, New York 10154
Attention: William Stein and Judy Turchin

Re: Letter Agreement (“Letter Agreement”) detailing certain amendments to the Purchase and Sale Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Purchase and Sale Agreement, dated as of April 10, 2015 (as amended from time to time, the “Purchase Agreement”), by and among General Electric Capital Corporation, a Delaware corporation (“Seller”, and, in its capacity as the Seller Representative under the Purchase Agreement, the “Seller Representative”), on the one hand, and BRE Imagination Holdco LLC, a Delaware limited liability company, BRE Imagination Germany I LLC, a Delaware limited liability company, and BRE Imagination Germany II LLC, a Delaware limited liability company (collectively, “Purchaser”), on the other hand. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Purchase Agreement.

A.	Acquisition of GE Real Estate Italia Retail S.r.l. The Seller Parties and the Purchaser Parties agree as follows:

	a.	The Purchaser Parties shall acquire the Interests in GE Real Estate Italia Retail S.r.l. (“GE Retail” and the Interests therein, the “GE Retail Interest”). GE Retail shall be treated as a “Purchased Entity” for all purposes of the Purchase Agreement and the GE Retail Interests shall be treated as “Purchased Interests” for all purposes of the Purchase Agreement. Schedules 1, 3.9(a) and 3.9(c) to the Purchase Agreement shall be amended to add as additional information relating to GE Retail and the GE Retail Interests, as set forth on Schedule A attached hereto, in each case, as if such information had been included on the applicable schedule as of the date of the Purchase Agreement.

	b.	The Purchaser Parties shall acquire the GE Retail Interests in lieu of purchasing the Purchased Interests described as Gran Commercio S.r.l. on Schedule 1 of the Purchase Agreement and the Purchased Interests described as “Gran Commercio S.r.l.” shall be deleted from Schedule 1 to the Purchase Agreement. The Unadjusted Purchase Price payable to the Seller Parties with respect to the GE Retail Interests is set forth on Schedule A attached hereto (which Unadjusted Purchase Price shall constitute the aggregate Unadjusted Purchase Price, on a consolidated basis, for the GE Retail Interests together with any Subsidiaries of GE Retail existing at the time of the acquisition of the GE Retail Interests by the Purchaser Parties, which aggregate Unadjusted Purchase Price shall be adjusted, on a consolidated basis, in accordance with Section 1.2 and Section 1.4 of the Purchase Agreement). For the avoidance of doubt, the Purchased Interests described as Primavera Shopping S.r.l. on Schedule 1 of the Purchase Agreement shall be Transferred to the Purchaser Parties prior to the acquisition of the GE Retail Interests by the Purchaser Parties.

	c.	The Parties acknowledge and agree that, notwithstanding any provision of the Purchase Agreement to the contrary, the Purchaser Parties shall have no right to seek any Losses from the Seller Parties with respect to the inability to take a deduction with respect to interest expense associated with intercompany indebtedness specifically created as a result of Section 4 of Schedule 5.1(i)(E) of this Purchase Agreement, and all rights and claims of the Purchaser Parties in connection therewith are hereby fully and irrevocably waived.

	d.	The Purchaser Parties acknowledge and agree that (i) at the time of Transfers of the Purchased Interests in Primavera Shopping S.r.l. (“Primavera” and the Interests therein, the “Primavera Interest”) and the GE Retail Interests to the Purchaser Parties by the applicable Seller Parties, each of GE Retail and its wholly–owned Subsidiaries, Gran Commercio S.r.l., and Primavera, shall be liable for outstanding indebtedness owning to each of GE Capital Irish EUR Funding Co I, GE Real Estate Trading S.a.s. di GE Real Estate Italia S.r.l. and GE Italy Holding Corp. in an aggregate amount equal to approximately €72,648,997.51 (the “Italia Indebtedness”), and (ii) immediately following the applicable Closings relating to the Transfers of the Primavera Interests and the GE Retail Interests, respectively, to the Purchaser Parties by the applicable Seller Parties, the Purchaser Parties shall cause each of Primavera, GE Retail, and Gran Commercio S.r.l. to repay in full to GE Capital lrish EUR Funding Co I, GE Real Estate Trading S.a.s. di GE Real Estate Italia S.r.l. and GE Italy Holding Corp. all of the outstanding Italia Indebtedness.

B.	Schedule 5.l(i)(E). Schedule 5.l(i)(E) to the Purchase Agreement shall be amended to add the provisions set forth on Schedule B attached hereto following as a new Section 4 and a new Section 5 of Schedule 5.l(i)(E) to the Purchase Agreement following the current Section 3 of Schedule 5.1(i)(E) to the Purchase Agreement.

C.	Schedule 5.5(a). Schedule 5.5(a) to the Purchase Agreement shall be amended to add the following transfers of Commercial Loans and Purchased Entities

“Shares of Purchased Entities GE Real Estate Italia Retail S.r.l. GE Real Estate Italia Retail S.r.l. GE Seller GE Italy Holding Corp. GE Real Estate Trading S.a.s. di GE Real Estate Italia S.r.l.”

D.	Section 5.5(c). The first sentence of Section 5.5(c) of the Purchase Agreement shall be amended and restated as follows:

“In respect of European situated Equity Entities or Properties, any Transfer Taxes for the account of, or borne by, the Seller Parties pursuant to this Section 5.5 shall be paid, (i) by a Seller Party directly to the relevant Tax Authority so far as permitted by applicable Laws, or (ii) where Transfer Taxes are required to be paid to the relevant Tax Authority by a notary pursuant to applicable Laws, by the concerned Purchaser Party paying to such notary an amount equal to the Unadjusted Purchase Price, and thereafter by such notary (A) paying such Transfer Taxes to the relevant Tax Authority, (B) retaining the portion of its fees to be borne by the Seller Parties pursuant to Section 12.13 of this Agreement and (C) paying the balance over to the relevant Seller Party, or (iii) otherwise shall be paid to a Purchaser Party by the relevant Seller Party for payment by such Purchaser Party to the relevant Tax Authority.”

E.	Section 5.6(d). Section 5.6(d) of the Purchase Agreement shall be amended to add the following sentence as the final sentence of Section 5.6(d) of the Purchase Agreement:

“Tax refunds to which the Seller Parties are entitled under this Section 5.6(d), including any refund connected with the Tax litigation mentioned in the final sentence of Section 5.6(f) of this Agreement (in each case, net of any taxes, charges or fees due, or costs incurred, in connection with the collection thereof), shall be paid by the Purchaser Parties to the Seller Parties within five (5) Business Days of the Purchaser Parties’ receipt of such Tax refund from the applicable Tax Authorities. The Purchaser Parties shall also deliver to the Seller Parties within five (5) Business Days of the Purchaser Parties’ receipt of such Tax refund from the applicable Tax Authorities evidence reasonably acceptable to the Seller Parties of the amount of the Tax refund received by the Purchaser Parties.”

F.	Section 5.6(f). Section 5.6(f) of the Purchase Agreement shall be amended to add the following sentence as the final sentence of Section 5.6(f) of the Purchase Agreement:

“The Seller Parties or the duly appointed representatives thereof shall, at the expense of the Seller Parties and at the discretion of the Seller Parties or the duly appointed representatives thereof, negotiate, defend, control, settle or compromise any Tax liability, audit, litigation, claim or assessment with Italian Tax Authorities related to the imposition of withholding Taxes on interest paid by GE Real Estate Italia Retail S.r.l., Gran Commercio S.r.l., or Primavera Shopping S.r.l. to a Hungarian related party lender for years prior to 2011 (the “Historical Italia Tax Proceedings”) and Purchaser Parties shall provide Seller Parties or their designated representatives with any Powers of Attorney reasonably necessary to permit Seller Parties to do so in the name of or on behalf of any Equity Entity.”

G.	Section 5.8(b). Section 5.8(b) of the Purchase Agreement shall be amended to add the following sentence as the final sentence of Section 5.8(b):

“Notwithstanding anything to the contrary in this Agreement, the Purchaser Parties and their Affiliates shall not make an election to classify GE Real Estate Italia Retail S.r.l. as an entity other than an association taxable as a corporation for U.S. federal income tax purposes on IRS Form 8832 or otherwise with an effective date prior to the day following the Closing Date.”

H.	Survival of OFAC Representation. Section 11.1 of the Purchase Agreement shall be amended and restated in its entirety as follows:

“11.1 Survival of Representations and Warranties. The rights of the Parties to indemnification under this Agreement with respect to the representations and warranties made hereunder shall survive each Closing for a period of twelve (12) months; provided, however that the rights of the Parties to indemnification under this Agreement with respect to the representations and warranties in (i) Sections 3.1, 3.2, 3.4, 3,8(a), 3.9, 3.10, 3.14(b)(i), 3.14(d)(i), 3.14(d)(ii), 3.14(h) and 3.16 (collectively, together with the representation in Section 3.22, the “Fundamental Seller Representations”) and Sections 4.1, 4.3, 4.6, 4.7 and 4.8 (collectively, the “Fundamental Purchaser Representations”) shall survive the applicable Closing for a period of five (5) years, and (ii) Section 3.22 shall survive the applicable Closing for a period of seven (7) years.”

J.	Section 11.3. Section 11.3 of the Purchase Agreement shall be amended to add the following as a new Section 11.3(h):

“(h) any claw back (including based on a challengeable tax assessment) to the extent such claw back relates to or arises as a result of (i) the distribution of equity reserves by GE Real Estate Italia Retail S.r.l. to its shareholders as described in Step I of Section 4 of Schedule 5.1(i)(E) of this Purchase Agreement (GE Real Estate Italia Retail S.r.l Restructuring Plan) and (ii) GE Real Estate Italia Retail S.r.l. (x) being wound up or liquidated, (y) substantially ceasing any activity, or (z) being subject to a Bankruptcy proceeding, in each case within three (3) years of the date of this Agreement.”

K.	Section12.13. The final sentence of Section 12.13of the Purchase Agreement shall be amended and restated as follows:

“The Purchaser Parties will be responsible for all Property Transfer Costs (including notary fees associated with the Transactions) and the Seller Parties will have no responsibility for obtaining or paying for any Surveys, Title Commitments or Property Transfer Costs, except that the Seller Parties shall be responsible for forty percent (40%) of notary fees associated with the Transfers of French-situated Equity Entities or Properties otherwise to be borne by the Purchaser Parties under this Section 12.13. Any notary fees which are the responsibility of the Seller Parties pursuant to this Section 12.13shall be paid to the relevant notary as described in 5.5(c) above. For purposes of clarification, Transfer Taxes do not constitute Property Transfer Costs and are governed by Section 5.5 of this Agreement.”

L.	Exhibit A.

a. The definitions of “Property Transfer Costs” and “Transfer Taxes” set forth on Exhibit A to the Purchase Agreement are hereby amended and restated in their entirety as follows:

“Property Transfer Costs” means all title, transfer and closing costs and expenses associated with the Transactions including (i)costs related to the preparation of title commitments on all Properties, Underlying Properties and Commercial Loan Properties, (ii) premiums for extended owners title policies and customary endorsements, (iii) notary fees; and (iv) escrow fees; provided, that Property Transfer Costs shall not include the Seller Parties’ attorney fees incurred in connection with the Transfer of the Purchased Interests, the Properties, and the Purchased Commercial Loans or any Transfer Taxes.”

“Transfer Taxes” shall not include notary fees, recoverable value added taxes or any UK VAT, Polish VAT, Italian VAT or Spanish VAT, but shall otherwise mean any real property or other transfer, sales, use, goods and services, harmonized sales, non-recoverable value added (other than with respect to UK VAT, Polish VAT, Italian VAT or Spanish VAT), or stamp Taxes, fees, or duties, or any recording, registration or similar Taxes, fees or duties (together with any interest, penalty, or addition thereto).”

b. The definition of “Excluded Liabilities” set forth on Exhibit A to the Purchase Agreement is hereby amended to add the following as clause (h) of such definition:

“(g) relating to the Historical Italia Tax Proceedings.”

M.	Purchaser Party Designees. Pursuant to Section 12.9 of the Purchase Agreement and in anticipation of the GE Italia Interests as set forth in Section A above, the Purchaser Representative hereby designates Kensington Italy Retail Holdco S.à r.l as a “Purchaser Party Designee”. The Purchaser Party Designee shall assume the rights and obligations of Purchaser under the Purchase Agreement in respect of, and shall purchase, acquire and take title to, the GE Italia Interests.

N.	Italian Restructuring Discharge. Kensington Italy Retail Holdco S.à r.l., as the future shareholder of GE Retail and as indirect owner of Gran Commercio S.r.l. and Primavera Shopping S.r.l., waives and undertakes not to vote in favor of any action which may be brought against each of the existing directors GE Retail, Gran Commercio S.r.l. or Primavera Shopping S.r.l., (i) which relates to or arises as a result of any of the restructuring steps described in Step I – Step V of Section 4 of Schedule 5.1(i)(E) of the Purchase Agreement and/or (ii) which relates to the amendment made to the revolving credit agreement dated 10 October 2007 (as subsequently amended) entered into with GE Capital Irish Euro Funding Co. I pursuant to the amendment agreement dated 3 August 2015 in respect of Primavera Shopping S.r.l.

O.	Effect. From and after the date of this Letter Agreement, each reference in the Purchase Agreement to “this Agreement” shall mean the Purchase Agreement, as amended pursuant to this Letter Agreement. In the event of any inconsistencies between this Letter Agreement and the Purchase Agreement, the terms of this Letter Agreement shall govern.

P.	Governing Law. This Letter Agreement will be governed by, and construed and enforced in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable conflicts of law principles thereof.

Q.	Counterparts. This Letter Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. This Letter Agreement may be executed by facsimile signature or in portable document format (PDF).

R.	Entire Agreement. Except as specifically amended by this Letter Agreement, the Purchase Agreement remains in full force and effect and is hereby ratified and confirmed by the Parties. The Purchase Agreement (including all exhibit and schedules thereto), as amended by this Letter Amendment, constitutes the entire agreement of the Parties and their respective Affiliates and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement. Notwithstanding the foregoing, the Confidentiality Agreement will remain in full force and effect in all respects, except to the extent modified by the provisions of Section 12.1 of the Purchase Agreement.

[The remainder of this page is intentionally left blank.]

Please confirm your agreement and consent with the foregoing by signing and returning one copy of this Letter Agreement to the undersigned, whereupon this Letter Agreement shall become a binding agreement among the Parties.

Sincerely,

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name: Douglas A. Ewing
Title: Authorized Signatory

Agreed to, acknowledged and accepted as of the date first written above:

PURCHASER REPRESENTATIVE

BRE IMAGINATION HOLDCO LLC,
a Delaware limited liability company

By:
Name:	Tyler Henritze
Title:	Senior Managing Director and Vice President

cc:	Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10154
Attention: Krista Miniutti

SCHEDULES TO LETTER AGREEMENT

Additional Purchased Entity Information
Restructuring / Tax Matters

General Electric Capital Corporation undertakes to furnish supplementally to the Securities and Exchange Commission a copy of any of these schedules upon request.

General Electric Capital Corporation
901 Main Avenue
Norwalk, Connecticut 06851

September 4, 2015

BRE Imagination Holdco LLC
c/o The Blackstone Group
345 Park Avenue, 42nd Floor
New York, New York 10154
Attention: William Stein and Judy Turchin

Re: Letter Agreement (“Letter Agreement”) detailing certain amendments to the Purchase and Sale Agreement and certain Consents

Ladies and Gentlemen:

Reference is hereby made to (i) that certain Purchase and Sale Agreement, dated as of April 10, 2015 (as amended, the “Purchase Agreement”), by and among General Electric Capital Corporation, a Delaware corporation (“Seller”, and, in its capacity as the Seller Representative under the Purchase Agreement, the “Seller Representative”), on the one hand, and BRE Imagination Holdco LLC, a Delaware limited liability company, BRE Imagination Germany I LLC, a Delaware limited liability company, and BRE Imagination Germany II LLC, a Delaware limited liability company (collectively, “Purchaser”), on the other hand and (ii) that certain letter agreement dated as of July 15, 2015 by and between Seller Representative and BRE Imagination Holdco LLC (the “July 15 Consent Agreement”). Capitalized terms used but not defined herein shall have the meaning given to such terms in the Purchase Agreement.

A.	Specific Venture Buy-Sells.

1. The Seller Parties and the Purchaser Parties agree for the Purchased Interests listed on Schedule 1 of the Purchase Agreement with respect to the Purchased Entity known as “CCS FUNDING, LLC”, the reference to “May 31, 2015” in Section 7.2(c)(i) of the Purchase Agreement shall be changed to September 30, 2015

2. Paragraph 1.f of the July 15 Consent Agreement hereby is amended as follows:
	a.	The reference in the first sentence to “Section 1.d” hereafter shall be deemed a reference to Section B(a) of this Consent Agreement.
	b.	Each reference to the date “August 31, 2015” hereafter shall be deemed a reference to the date “September 30, 2015”.

B.	Consent Matters. Pursuant to the Purchase Agreement, certain actions of the Seller Parties and the Equity Entities described in the Purchase Agreement taken after the date of the Purchase Agreement and prior to the applicable Closing Date on which the applicable Purchased Interests, Transferred Properties or Purchased Commercial Loans are Transferred to the Purchaser Parties (or the earlier termination of the Purchase Agreement) require the consent of the Purchaser Representative (acting on behalf of the Purchaser Parties pursuant to Section 12.3(b) of the Purchase Agreement) prior to the taking of any such action (provided that any actions taken by any of the Seller Parties prior to the date hereof with respect to any matter for which a consent is granted below shall be deemed to have been approved by the Purchaser Parties for all purposes). Pursuant to and in accordance with the terms of the Purchase Agreement, the Purchaser Representative hereby consents to and approves the following actions (and the approval and consent by the GE Partner of any major decisions with respect thereto):

a.	Sale of Autumn Creek Property: In lieu of the consent granted pursuant to Section 1(d) of the July 15 Consent Agreement, with respect to the Property known as “Autumn Creek,” the GE Partner shall be entitled to consent to the sale, disposition or other Transfer by the Purchased Entity known as “CCS Funding, LLC” or its applicable Subsidiary of PM Autumn Creek Chandler, LLC (the “Autumn Creek Owner”), the owner of the Autumn Creek Property to the Operating Partner in CCS Funding, LLC or an Affiliate of the Operating Partner for a purchase price equal to or greater than $31,600,000 (less any amounts deducted therefrom to determine the “Purchase Price” payable for the Transfer of the Autumn Creek Owner under the purchase contract for such Transfer), and shall be entitled to take all actions (including causing the execution of a purchase contract subject to the reasonable approval of the Purchaser Parties) to cause such sale, disposition or other Transfer to occur. In connection with such consent and approval, each of the Purchaser Representative (on behalf of the Purchaser Parties) and the Seller Representative (on behalf of the Seller Parties) make the following additional acknowledgements and agreements:

	1.	Within thirty (30) days following any distribution or payment to the GE Partner in CCS Funding, LLC or any Affiliate thereof with respect to proceeds from the sale, disposition or other Transfer of the Autumn Creek Owner, the Seller Representative shall pay to the Purchaser Representative (on behalf of the Purchaser Parties) an amount equal to the difference, if positive, between (A) the net cash proceeds actually distributed or paid (on an as-and-when-received basis) to the GE Partner or any Affiliate thereof solely with respect to the sale of the Autumn Creek Owner (which for the avoidance of doubt shall include any proceeds paid on account of distributions or payments to the GE Partner or any Affiliate thereof pursuant to that certain Limited Liability Company Agreement of VGP Funding, LLC dated as of May 24, 2007, as amended (the “VGP LLC Agreement”), minus (B) the amount that would have been paid by the applicable Purchaser Party to the applicable Seller Party with respect to the Property known as Autumn Creek in accordance with Section 1.2 and Section 1.4 of the Purchase Agreement (including the Hypothetical Sale provisions set forth therein) if the Purchased Interests in such Purchased Entity had been Transferred to the Purchaser Parties in accordance with the terms of the Purchase Agreement (the resulting amount, the “Autumn Creek Proceeds Payment”); provided, however, that to the extent that all applicable Equity Closings under the Purchase Agreement have not yet been consummated, then any Autumn Creek Proceeds Payment may instead be paid by the Seller Representative to the Purchaser Parties as a credit against the Estimated Initial Purchase Price or Estimated Deferred Purchase Price, as applicable, to be paid by the Purchaser Parties at the next applicable Equity Closing that occurs at least thirty (30) days after the date of the applicable distribution or payment.

	2.	Notwithstanding the foregoing, the Seller Parties shall not sell, dispose of or Transfer (or consent to a sale, disposition or Transfer) of the Autumn Creek Owner for less than the Autumn Creek Purchase Price without the prior written consent of the Purchaser Parties, which consent may be granted or withheld in the Purchaser Parties sole discretion.

	3.	After closing of the sale of the Autumn Creek Owner, if one or more claims is asserted against the applicable selling entity and/or any or its affiliates or constituent partners or members, arising from or relating to Property PSA Claims, then to the extent any Seller Party consents to or otherwise becomes obligated to make contributions or to pay, directly or indirectly, any costs, expenses or payments with respect to or on account of any Property PSA Claim relating to the Autumn Creek Owner, the Purchaser Parties shall, jointly and severally, be obligated to pay the applicable Seller Parties the aggregate amount of all such costs, expenses or payments not to exceed the Autumn Creek Proceeds Payment. Any such payments shall be made by the earlier of (i) the date that such contribution is required under the applicable Venture Agreement and (ii) thirty (30) days of receipt of notice from the Seller Parties that any such Property PSA Claims are payable. The Seller Parties shall consult with the Purchaser Parties in advance of consenting to make or pay any such contribution or payment (but in no event shall the Seller Parties be required to obtain consent of the Purchaser Parties in connection with any such contribution or payment).

	4.	Seller and Purchaser agree that any amount received by Seller that is included in the Autumn Creek Proceeds Payment will be received and held for the account of Purchaser and that no such amount will be beneficially owned by Seller. Seller and Purchaser agree to file all relevant Tax returns consistent with this understanding.

C.	Effect. From and after the date of this Letter Agreement, each reference in the Purchase Agreement to “this Agreement” shall mean the Purchase Agreement, as amended pursuant to this Letter Agreement. In the event of any inconsistencies between this Letter Agreement and the Purchase Agreement or the Consent Agreement, the terms of this Letter Agreement shall govern.

D.	Governing Law. This Letter Agreement will be governed by, and construed and enforced in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable conflicts of law principles thereof.

E.	Counterparts. This Letter Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. This Letter Agreement may be executed by facsimile signature or in portable document format (PDF).

F.	Entire Agreement. Except as specifically amended by this Letter Agreement, each of the Purchase Agreement and the Consent Agreement remains in full force and effect and is hereby ratified and confirmed by the Parties. The Purchase Agreement (including all exhibit and schedules thereto), as amended by this Letter Amendment, and the Consent Agreement, as amended by this Letter Agreement, constitutes the entire agreement of the Parties and their respective Affiliates and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement. Notwithstanding the foregoing, the Confidentiality Agreement will remain in full force and effect in all respects, except to the extent modified by the provisions of Section 12.1 of the Purchase Agreement.

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Please confirm your agreement and consent with the foregoing by signing and returning one copy of this Letter Agreement to the undersigned, whereupon this Letter Agreement shall become a binding agreement among the Parties.

Sincerely,

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name: Chris D. Sullivan
Title: Authorized Signatory

Agreed to, acknowledged and accepted as of the date first written above:

PURCHASER REPRESENTATIVE

BRE IMAGINATION HOLDCO LLC,
a Delaware limited liability company

By:
Name:	Anthony Beovich
Title:	Managing Director and Assistant Treasurer

cc:	Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10154
Attention: Krista Miniutti

General Electric Capital Corporation
901 Main Avenue
Norwalk, Connecticut 06851

September 30, 2015

BRE Imagination Holdco LLC
c/o The Blackstone Group
345 Park Avenue, 42nd Floor
New York, New York 10154
Attention: William Stein and Judy Turchin

Re: Letter Agreement (“Letter Agreement”) detailing certain amendments to the Purchase and Sale Agreement and certain Consents

Ladies and Gentlemen:

Reference is hereby made to (i) that certain Purchase and Sale Agreement, dated as of April 10, 2015 (as amended, the “Purchase Agreement”), by and among General Electric Capital Corporation, a Delaware corporation (“Seller”, and, in its capacity as the Seller Representative under the Purchase Agreement, the “Seller Representative”), on the one hand, and BRE Imagination Holdco LLC, a Delaware limited liability company, BRE Imagination Germany I LLC, a Delaware limited liability company, and BRE Imagination Germany II LLC, a Delaware limited liability company (collectively, “Purchaser”), on the other hand and (ii) that certain letter agreement dated as of July 15, 2015 by and between Seller Representative and BRE Imagination Holdco LLC (the “Consent Agreement”). Capitalized terms used but not defined herein shall have the meaning given to such terms in the Purchase Agreement.

A.	Southdale Equity Asset. Notwithstanding the fact that Seller is exercising the Buy-Sell with respect to the Joint Venture that owns, directly or indirectly, 78.27% of the Underlying Property listed as “Southdale Office” on Schedule 1(the “Southdale Property”), Seller agrees that Purchaser shall be under no obligation to acquire the Southdale Property unless (i) Seller acquires (and can convey to Purchaser) fee simple title to 100% of the Southdale Property in the manner and condition contemplated by the Purchase Agreement and (ii) the tenant in common agreement relating thereto has been terminated or satisfied and released of record.

B.	Hayman Equity Asset. In lieu of exercising a Buy-Sell with respect to the Joint Venture that owns the Underlying Property listed as “Hayman – Seville” on Schedule I(the “Hayman Property”), Seller shall exercise the “Right of First Offer” under Article 14 of the related Joint Venture agreement. If the Operating Partner fails to approve of, or rejects, the sale of the Hayman Property to Purchaser, Seller may cause the Operating Partner to acquire Seller’s interests in the Joint Venture and the proceeds of such sale shall be apportioned between Seller and Purchaser in accordance with Section 7.2(c)(iii) of the Purchase Agreement with the sale price being used in lieu of the Buy/Sell Sale Price, provided that any actual third party costs incurred by any Seller Party, excluding legal fees, in connection with such sale may be deducted by the Seller Parties from the amounts payable to the Purchaser Parties under Section 7.2(c)(iii) of the Purchase Agreement. Additionally, notwithstanding anything to the contrary contained in any purchase agreement between the Joint Venture and Purchase relating to the Hayman Property (the “Hayman Purchase Agreement”) and any related notice to the Operating Partner relating thereto, costs and expenses of the sale shall be allocated between Purchaser and the Joint Venture consistent with how they would be allocated between Purchaser and Seller in accordance with the Purchase Agreement. For the avoidance of doubt, the Joint Venture shall be responsible for all prepayment fees/defeasance costs up to an amount equal to the loan assumption fees that would have been charged by the existing lender had Purchaser assumed the Existing Loan relating to the Hayman Property (the “Assumed Loan Fees”), with Purchaser being responsible for payment/defeasance costs in excess of the Assumed Loan Fees, but expressly excluding the Seller’s and Joint Venture’s legal costs and expenses.

C.	INTENTIONALLY DELETED.

D.	INTENTIONALLY DELETED

E.	Stage Road and NHC. The Buy-Sell initiation notices relating to (i) the Underlying Property listed as “Stage Road” on Schedule 1 and (ii) the Underlying Properties listed on Schedule 1 next to the Purchased Entity “National Home Communities” include an increase in the “Net Valuation Amount” (as set forth in the applicable Buy-Sell initiation notices) for certain cash balances being held by the applicable Joint Ventures. In the event either Operating Partner elects to sell its interests in the related Joint Venture to the relevant Seller Party and the Seller Party subsequently transfers the related Properties to Purchaser, Seller and Purchaser agree that the Unadjusted Purchase Price payable for the Underlying Properties by Purchaser shall be adjusted to equal the sum of (x) the Unadjusted Asset Purchase Price that would have been payable for the applicable Purchased Interest if Purchaser were to acquire the applicable Purchased Interest in the applicable Joint Venture only (as adjusted pursuant to Section 1.4(a)(iv) of the Purchase Agreement) and (y) the purchase price actually paid by Seller to acquire the interest of the Operating Partner in such Joint Venture pursuant to the Buy-Sell in accordance with Section 7.2(c) of the Purchase Agreement (excluding the allocable portion of any cash balances and escrows (to the extent included in the purchase price) and, the purchase price payable pursuant to (x) and (y) above shall be subject to the adjustments provided in Section 1.4 with respect to the Transfer of the Transferred Property. Any costs and expenses of the acquisition of the Joint Venture interests shall be allocated between Seller and the Joint Venture in accordance with the applicable Joint Venture agreement.

F.	Seller and Purchaser agree that any amount received by Seller that is included in any payment of proceeds to Purchaser in connection with the sale of an Underlying Property or any Purchased Interest to any party other than Purchaser will be received and held for the account of Purchaser and that no such amount will be beneficially owned by Seller. Seller and Purchaser agree to file all relevant Tax returns consistent with this understanding. Seller and Purchaser further agree that, for avoidance of doubt, in the event that, pursuant to Section 7.2(c)(ii) of the Purchase Agreement, a Buy-Sell is exercised with respect to a Joint Venture and the Buy-Sell Price exceeds the B/S Value (as designated in a writing by Purchaser Parties that has been approved by Seller Parties pursuant to said Section 7.2(c)(ii)), then, in the event the Underlying Property or Underlying Properties becomes a Transferred Property or Transferred Properties as provided in Section 7.2(c)(iii) of the Purchase Agreement, then the applicable Unadjusted Asset Purchase Price for such Underlying Property or Underlying Properties shall be adjusted to equal the sum of (x) the Unadjusted Asset Purchase Price that would have been payable for the applicable Purchased Interest if Purchaser were to acquire the applicable Purchased Interest in such Joint Venture only (as adjusted pursuant to Section l.4(a)(iv) of the Purchase Agreement) and (y) the purchase price actually paid by Seller to acquire the interest of the Operating Partner in such Joint Venture pursuant to the Buy-Sell in accordance with Section 7.2(c) of the Purchase Agreement (excluding the allocable portion of any cash balances and escrows (to the extent included in the purchase price) and, the purchase price payable pursuant to (x) and (y) above shall be subject to the adjustments provided in Section 1.4 with respect to the Transfer of the Transferred Property. Any costs and expenses of the acquisition of the Joint Venture interests shall be allocated between Seller and the Joint Venture in accordance with the applicable Joint Venture agreement.

In connection with any acquisition by Seller of the Southdale Property, in the event Seller acquires the 21.73% interest in the portion of the Southdale Property held by the applicable Joint Venture’s tenant in common for a price in excess of the Buy/Sell Sale Price, then at Seller’s option, Seller may sell the Southdale Property to Purchaser based on the Buy/Sell Sale Price or elect to retain the Southdale Property and not sell it to Purchaser. Notwithstanding the foregoing, Purchaser shall have the option to acquire the Southdale Property for a purchase equal to the sum of (x) the purchase price provided for in section A above and the foregoing paragraph of this section F and (y) the amount paid by Seller to acquire the tenant in common interest.

G.	Effect. From and after the date of this Letter Agreement, each reference in the Purchase Agreement to “this Agreement” shall mean the Purchase Agreement, as amended pursuant to this Letter Agreement. In the event of any inconsistencies between this Letter Agreement and the Purchase Agreement or the Consent Agreement, the terms of this Letter Agreement shall govern.

H.	Governing Law. This Letter Agreement will be governed by, and construed and enforced in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable conflicts of law principles thereof.

I.	Counterparts. This Letter Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. This Letter Agreement may be executed by facsimile signature or in portable document format (PDF).

J.	Entire Agreement. Except as specifically amended by this Letter Agreement, each of the Purchase Agreement and the Consent Agreement remains in full force and effect and is hereby ratified and confirmed by the Parties. The Purchase Agreement (including all exhibit and schedules thereto), as amended by this Letter Amendment, and the Consent Agreement, as amended by this Letter Agreement, constitutes the entire agreement of the Parties and their respective Affiliates and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement. Notwithstanding the foregoing, the Confidentiality Agreement will remain in full force and effect in all respects, except to the extent modified by the provisions of Section 12.1 of the Purchase Agreement.

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Please confirm your agreement and consent with the foregoing by signing and returning one copy of this Letter Agreement to the undersigned, whereupon this Letter Agreement shall become a binding agreement among the Parties.

Sincerely,

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name: Douglas A. Ewing
Title: Authorized Signatory

Agreed to, acknowledged and accepted as of the date first written above:

PURCHASER REPRESENTATIVE

BRE IMAGINATION HOLDCO LLC,
a Delaware limited liability company

By:
Name:	Tyler Henritze
Title:	Senior Managing Director and Vice President

cc:	Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10154
Attention: Krista Miniutti